Exhibit (k)(1)

Transfer Agency and Service Agreement

Among

Each of the BlackRock Closed-End Investment Companies

Listed Herein on Appendix A

and

Computershare Trust Company, N.A.

and

Computershare Inc.

TRANSFER AGENCY AGREEMENT

This Transfer Agency Agreement (this “Agreement”) is made as of January 1, 2015, by and among each of the BlackRock closed-end investment companies listed on Appendix A, as amended from time to time, having a principal office and place of business at 100 Bellevue Parkway, Wilmington, Delaware 19809 (each a “Customer” or a “Fund”), Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (“Trust Company”), both doing business at 250 Royall Street, Canton, Massachusetts 02021 (collectively the “Transfer Agent” or “Computershare”).

WHEREAS, the Customer desires to appoint Trust Company as its sole transfer agent, registrar and dividend disbursing agent for the Shares, and administrator of dividend reinvestment plans, and Computershare Inc. as processor of all payments received or made by Customer under this Agreement;

WHEREAS, Trust Company and Computershare Inc. will each separately provide specified services covered by this Agreement and, in addition, Trust Company may arrange for Computershare Inc. to act on behalf of Trust Company in providing certain of its services covered by this Agreement;

WHEREAS, Trust Company and Computershare Inc. desire to accept such respective appointments and perform the services related to such appointments; and

WHEREAS, the Board of Directors or Trustees, as applicable, of each Customer has approved the appointment of the Transfer Agent and the form of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

Section 1. Certain Definitions.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” or “Accounts” means the account of each Shareholder which account shall hold any full or fractional Shares held by such Shareholder, outstanding funds or reportable tax information.

“Additional Services” means any and all services which are not Services, but performed by Transfer Agent upon request of a Customer.

“Agreement” means this agreement and any and all appendices, exhibits or Schedules and any and all amendments or modifications, which may from time to time be executed.

“Board of Directors” means the Board of Directors or the Board of Trustees, as the case may be, of each Customer.

“Dividend Reinvestment Plan” means any dividend reinvestment plan, direct stock purchase plan, or other investment programs administered by the Trust Company for Customer, the services for which are as set forth in the Service Schedule.

“Effective Date” means the date first stated above.

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Fee Letter” means the fee letter attached to the Side Agreement as Schedule 1, as may be amended from time to time.

“Initial Term” means the term commencing on the Effective Date and continuing for a period of one (1) year from such date.

“KPI Document” means the KPI document describing the agreed to service levels attached to the Side Agreement as Schedule 3, as may be amended from time to time.

“Schedule” or “Schedules” means each schedule attached hereto, separately or collectively as the context requires, as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act and the 1934 Act as applicable to the Transfer Agent.

“Service Schedule” means the service schedule attached to the Side Agreement as Schedule 2.

“Services” means any and all services as further described herein and in the Service Schedule or the Schedules.

“Share” means common units of beneficial interest or common stock, as the case may be, of each Customer authorized by the Customer’s respective Declaration of Trust or Articles of Incorporation, as the case may be.

“Side Agreement” means the Side Agreement for Transfer Agency Services between the Customer and Transfer Agent dated as of January 1, 2015.

“Shareholder” means the holder of record of one or more Shares.

“U.S.” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government. Each will be referred to as a “State”.

Section 2. Appointment of Agent.

2.1

Appointment. The Fund hereby appoints the Trust Company to serve as sole transfer agent and registrar for the Shares, Shareholder servicing agent to the Fund and administrator of the Dividend Reinvestment Plans in accordance with the terms and conditions thereof and appoints Computershare Inc. as the service provider to the Trust Company and as processor of all payments received or made by or on behalf of Customer under this Agreement, and the Trust Company and Computershare Inc. accept such respective appointments and agree in connection with such appointments to furnish the Services expressly set forth in this Agreement. Computershare represents that it is currently registered with the SEC as a transfer agent and will remain so registered during the effectiveness of this Agreement.

2.2

Documents. In connection with the appointment of the Trust Company as the transfer agent and registrar for a Customer, the Customer will provide or has previously provided the following documents to the Transfer Agent:

(a)	Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission for initial public offerings; and

(b)	Specimens of the Signatures of the officers of the Customer authorized to sign written instructions and requests.

2.3

Records. The books and records pertaining to the Customer required by Securities Laws and the 1940 Act which are in the possession or under the control of Computershare shall be the property of the Customer. Agent will prepare and maintain such books and records as required by Securities Laws, or as otherwise mutually agreed by the parties, subject to additional fees. Such books and records shall, to the extent practicable, be maintained separately for each Fund. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Computershare to an Authorized Person, and may be subject to a reasonable fee to be agreed upon by the parties. Transfer Agent may adopt as part of its records all lists of Shareholders, records of the Customer’s Shares, books, documents and records which have been employed by any former agent of the Customer for the maintenance of the ledgers for the Customer’s Shares, provided such ledger is certified by an officer of Customer or the prior transfer agent to be true, authentic and complete.

2.4

Shares. The Customer shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any book entry interest of stock of any legend restricting the transfer of such Shares or the substitution for such book entry interest of a book entry interest without such legend, (ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

2.5	Customer’s Agent. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of the Customer.

2.6	Certificates. No physical certificates will be issued while this Agreement is in effect. All Shares issued while this Agreement is in effect shall be represented by book entry notations only.

Section 3. Standard Services.

3.1	Services. Computershare shall perform the Services set forth in the Service Schedule.

3.2	Information Security and Data Protection. Computershare shall comply with the provisions of Schedules 9 and 10 of the Side Agreement.

3.3

Reports and Information. Computershare shall provide the Funds with the reports specified in Schedule 6 of the Side Agreement within the periods of time prescribed in Schedule 6 of the Side Agreement and at no additional cost to the Funds.

3.4

Internet Services. Transfer Agent shall make available to Customer and Shareholders, through www.computershare.com (“Web Site”), online access to certain Account and Shareholder information and certain transaction capabilities (“Internet Services”), subject to Transfer Agent’s security procedures and the terms and conditions set forth herein and on the Web Site. Transfer Agent provides Internet Services on an “as available” basis as set forth in Schedule 2 of the Side Agreement, and hereby specifically disclaims any and all representations or warranties, express or implied, regarding such Internet Services, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance. Notwithstanding the foregoing, Transfer Agent shall ensure that content as posted to Web Site by Transfer Agent is an accurate and complete reflection of information contained in Transfer Agent’s records database.

3.5

Proprietary Information. Customer agrees that the databases, programs, screen and report formats, interactive design techniques, Internet Services, software (including methods or concepts used therein, source code, object code, or related technical information) and documentation manuals furnished to Customer by Transfer Agent as part of the Services are under the control and ownership of Transfer Agent or a third party (including its affiliates) and constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”). In no event shall Proprietary Information be deemed Shareholder data. Customer agrees that Proprietary Information is of substantial value to Transfer Agent or other third party and will treat all Proprietary Information as confidential in accordance with Section 14 of this Agreement. Customer shall take reasonable efforts to advise its relevant employees and agents of its obligations pursuant to this Section 3.5. Subject to this Section 3.5, Transfer Agent grants to Customer a nonexclusive, nontransferable, royalty free license to use any Proprietary Information solely for the internal business purposes of Customer. Any rights to the Proprietary Information not expressly licensed hereunder are reserved by Transfer Agent.

3.6

Third Party Content. Transfer Agent may provide real-time or delayed quotations and other market information and messages (“Market Data”), which Market Data is provided to Transfer Agent by certain third parties who may assert a proprietary interest in Market Data disseminated by them but do not guarantee the timeliness, sequence, accuracy or completeness thereof. Customer agrees and acknowledges that Transfer Agent shall not be liable in any way for any loss or damage arising from or occasioned by any inaccuracy, error, delay in, omission of, or interruption in any Market Data or the transmission thereof.

3.7

Compliance with Laws. The Customer agrees the Transfer Agent is obligated to and the Transfer Agent agrees to comply with all applicable U.S. federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

Section 4. Fees and Expenses.

4.1

Fee Letters. As compensation for Services rendered by Computershare during the term of this Agreement, the Fund will pay to Computershare such fees and charges and reimburse Computershare for such expenses, as set forth in the Fee Letter or as may otherwise be agreed to from time to time in writing by the Fund and Computershare.

4.2	Adjustments. Notwithstanding Section 4.1 above, fees may be changed from time to time as agreed upon in writing between the Transfer Agent and the Customer.

4.3

Invoices. The Customer agrees to pay all fees and reimbursable expenses within forty-five (45) days of receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Customer may only withhold that portion of the fee or expense subject to the good faith dispute. The Customer shall notify the Transfer Agent within forty-five (45) days following the receipt of each billing notice if the Customer is disputing any amounts in good faith. If the Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Customer. The Customer shall settle such disputed amounts within a reasonable time following the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

4.4	Late Payments.

(a) If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Customer shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic Transfer Agents) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by Customer on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

(b) The failure by Customer to pay an invoice within forty-five (45) days after written and telephonic notice to Customer that payment is overdue or the failure by the Customer to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 16.3(a) below. Transfer Agent will provide notice by writing and telephone forty-five (45) days after payment is past due. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customer with thirty (30) days to cure such breach.

4.5	Taxes. Customer shall pay all sales or use taxes in lieu thereof with respect to the Services (if applicable) provided by the Transfer Agent under this Agreement.

Section 5. Representations and Warranties of Transfer Agent.

5.1

Governance. Computershare Trust Company, N.A. is a federally chartered limited purpose national bank duly organized under the laws of the U.S. and Computershare Shareholder Services Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware and they have full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Computershare has been duly authorized by all necessary corporate action and constitutes the legal valid and binding obligation of Computershare enforceable against Computershare in accordance with its terms.

5.2

Compliance. The execution, delivery and performance of the Agreement by Computershare will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance, or governmental rule or regulation to which Computershare is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or governmental or regulatory official, body or authority which is applicable to Computershare, (iii) the incorporation documents or by-laws of, or any material agreement to which Computershare is a party.

5.3	Facilities. The Transfer Agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.4

Insurance. The Transfer Agent shall procure and maintain in effect all insurance coverages required by law, and further, shall procure and maintain the policies of insurance (regardless of whether such insurance is required by law) covering claims and liabilities arising from this Agreement as identified in Schedule 8 of the Side Agreement.

Section 6. Representations and Warranties of Customer.

6.1	Each Customer severally and not jointly represents and warrants to the Transfer Agent that:

(a)	Organization. It is a corporation or Trust duly organized and existing and in good standing under the laws of the jurisdiction of its organization;

(b)

Governance. It is empowered under applicable laws and by its charter documents to enter into and perform this Agreement. All corporate proceedings required by said charter documents and applicable law have been taken to authorize it to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by each Customer has been duly authorized by all necessary corporate or trust action and constitutes the legal valid and binding obligation of each Customer enforceable against each Customer in accordance with its terms;

(c)

A registration statement under the 1933 Act has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of each Customer outstanding or being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

Section 7. Indemnification/Limitation of Liability.

7.1

Standard of Care. The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all Services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage unless said loss or damage is caused by its negligence, bad faith or willful misconduct or that of its employees as set forth or breach of any representation or warranty of the Transfer Agent hereunder and subject to the limitations set forth hereunder in Section 7.4 7.3 below.

7.2

Customer Indemnity. The Transfer Agent shall not be responsible for, and the Customer shall indemnify and hold the Transfer Agent harmless from and against, any and all claims, losses, damages, costs, charges, payments, expenses, liability and, court costs, fees and expenses of attorneys, expert witnesses, and other professionals reasonably acceptable to Customer arising out of or attributable to:

(a)

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

(b)	The Customer’s bad faith, negligence or willful misconduct or the material breach of any representation or warranty of the Customer hereunder;

(c)

The reliance or use by the Transfer Agent or its agents or subcontractors of information, records and documents which (i) are received by the Transfer Agent or its agents or subcontractors and furnished to it by or on behalf of the Customer, and (ii) have been prepared and /or maintained by the Customer or any other person or firm on behalf of the Customer;

(d)

The reliance or use by the Transfer Agent or its agents or subcontractors of any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons including Shareholders;

(e)

The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Customer’s representatives, provided such actions are taken in good faith and without negligence or willful misconduct; and

(f)

The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares.

7.3

Instructions. From time to time, the Customer may provide Transfer Agent with instructions concerning the Services. In addition, at any time the Transfer Agent may apply to any officer of the Customer for instruction, and may consult with legal counsel reasonably acceptable to Customer with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Customer for taking action or omitting to take action by it in reliance upon such instructions or upon the advice or opinion of such counsel provided that when the action is taken it is performed in good faith and without negligence or willful misconduct. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Customer or the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Customer. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Customer, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

7.4

Transfer Agent Indemnification/Limitation of Liability. Transfer Agent shall be responsible for and shall indemnify and hold the Customer harmless from and against any and all claims, losses, damages, costs, charges, payments, expenses, liability, court costs, and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or attributable to Transfer Agent’s refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent’s bad faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement. Any liability of the Transfer Agent shall be limited as set forth in Schedule 11 of the Side Agreement.

7.5

Events Beyond Reasonable Control. Neither party nor its affiliates shall be liable for any loss (including loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; nonperformance by third parties (other than subcontractors of Transfer Agent for duties or obligations described herein, except to the extent that such non-performance would be an Event Beyond Reasonable Control of Transfer Agent if Transfer Agent was itself the non-performing party and the event(s) referenced above had affected Transfer Agent); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an “Event Beyond Reasonable Control”). Upon the occurrence of an Event Beyond Reasonable Control, the affected party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long such affected party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

7.6

Notice. In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party’s prior written consent.

Section 8. Service Fee Credits; Service Levels.

8.1

The KPI Document sets forth provisions applicable to the determination and assessment of “Service Fee Credits”, as such term is defined in the KPI Document. Service Fee Credits shall not be an exclusive remedy for any loss incurred as a result of breach conduct (which may be claimable as damages pursuant to the terms of this Agreement), but are intended to be a form of recompense to the Fund for failure by the Transfer Agent to deliver the Services in a proper, timely and consistent manner, in view of the key significance that the service levels have to the Fund. The application of Service Fee Credits shall be without prejudice to any rights of the Fund under this Agreement including the right of the Fund to terminate this Agreement pursuant to the terms of the Agreement or to claim damages from Transfer Agent, pursuant to the terms of the Agreement, as a result of any matter constituting breach conduct that contributes to circumstances that cause Service Fee Credits that accrue to the Customer.

8.2

The Services provided by Computershare to the Fund shall be provided in accordance with the terms of the KPI Document, as relevant. The KPI Document is subject to change, as agreed in writing between the parties.

Section 9. Damages.

9.1

NOTWITHSTANDING ANY OTHER PROVISION OF THE AGREEMENT, IN NO EVENT SHALL ANY PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 9.

Section 10. Responsibilities of the Transfer Agent.

10.1	The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Customer, by its acceptance hereof, shall be bound:

(a)

Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant treasurer, the Secretary any Assistant Secretary or Chief Financial Officer of the Customer and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate provided the action taken is without negligence, bad faith or willful misconduct.

(b)

The Customer agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

(c)

Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customer or become pecuniary interested in any transaction in which the Customer may be interested, or contract with or lend money to the Customer or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customer or for any other legal entity.

(d)

No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 11. Covenants of the Customer and Transfer Agent.

11.1	Customer Corporate Authority. The Customer has previously furnished or shall furnish to the Transfer Agent the following:

(a)	A copy of the Articles of incorporation and By-Laws of the Customer;

(b)	Copies of all material amendments to its Articles of Incorporation or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

(c)

A certificate of the Customer as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

11.2

Transfer Agent Facilities. The Transfer Agent hereby agrees to establish and maintain facilities and procedures consistent with industry standards for the safekeeping of check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such forms and devices.

11.3

Notification. Customer shall notify the Transfer Agent as soon as possible in advance of any stock split, stock dividend or any similar event which may affect the Shares and any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors’ rights. Notwithstanding any other provision of the Agreement to the contrary, the Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors’ rights unless the Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services. Further, Customer may not assume the Agreement after the filing of a bankruptcy petition without the Transfer Agent’s written consent.

11.4

Summary of Policies and Procedures. Transfer Agent shall upon request provide Customer with a summary of any of its policies and procedures relating to Services or this Agreement and provide prompt summary e-mail notification of material changes to such policies and procedures

Section 12. Addition or Deletion of a Fund.

12.1

The parties shall cooperate to update Appendix A (e.g.,add or remove a Fund) within thirty (30) days of the end of each calendar quarter to reflect the addition or deletion of any Fund receiving Services pursuant to this Agreement.

12.2

The parties agree that Appendix A may be amended for purposes of Section 12.1 and otherwise without an executed written amendment if (a) any member of the BlackRock Relationship Team (as identified in Schedule 4 of the Side Agreement) delivers by email to the Transfer Agent Senior Customer Service Officer or a Transfer Agent Customer Service Officer (all as identified in Schedule 4 of the Side Agreement) (i) a copy of an amended and restated Appendix A, dated as of the date such amended and restated Appendix A is intended to be effective, and (ii) to the extent a Fund is being added, a letter substantially in the format stated in Appendix C signed by an authorized officer of such Fund confirming the addition of such Fund as a party to the Agreement, and (b) the Transfer Agent Senior Customer Service Officer or a Transfer Agent Customer Service Officer, as the case may be, receiving the email message and attachment(s) acknowledges in a responding email that the amended and restated Appendix A has been received.

12.3	The parties agree that Funds listed on Appendix A, as it may be amended from time to time, automatically agree to be bound by the terms of the Side Agreement.

12.4

Notwithstanding the foregoing, if Transfer Agent determines and advises the Customer that additions or revisions to the SCRIP System are necessary in order to accommodate any such new fund the Customer shall be deemed to have submitted a request for an amendment to the Agreement.

Section 13. Audits and Site Visits.

13.1

Subject to the further provisions of this Section 13, a reasonable number of representatives of the Customer together, if applicable, with auditors associated with a firm of certified independent public accountants (“Auditor Firms”) may, during normal weekday business hours, upon giving the Transfer Agent at least twenty (20) days advance notice, no more frequently than once per year (unless required by Customer’s regulators or in response to a previously-identified deficiency, in which event the additional audit will only relate to such deficiency), except that, at mutually agreed dates, and subject to the Transfer Agent’s reasonable security, privacy and confidentiality policies and procedures inspect the Transfer Agent premises principally utilized to perform the Services and related operations, and (ii) examine on-site any books and records required to be maintained by the Transfer Agent in connection with the performance of the Services and the written procedures utilized by the Transfer Agent in performing the Services, solely to determine the Transfer Agent’s compliance with this Agreement.

13.2

During the annual site visit by the BlackRock Relationship Team at mutually agreed dates, and subject to the Transfer Agent’s reasonable security, privacy and confidentiality policies and procedures the Customer may, subject to the further provisions of this Section 13, (i) inspect the Transfer Agent premises principally utilized to perform the Services and related operations, and (ii) request the Transfer Agent provide system and transaction processing demonstrations, and (iii) make available employees with knowledge about the Services performed to conduct discussions with the Customer and answer reasonable questions of the Customer about such subjects.

13.3

Subject to the further provisions of this Section 13, and Transfer Agent’s reasonable security, privacy and confidentiality policies and procedures. Transfer Agent will give regulatory authorities with jurisdiction over the Customer, upon reasonable advance written notice and during normal weekday business hours, the ability to (i) inspect the Transfer Agent premises principally utilized to perform the Services and related operations, and (ii) examine on-site any books and records required to be maintained by the Transfer Agent in connection with the performance of the Services.

13.4

Transfer Agent shall not be required in connection with any site visits under this Section 13 to engage in any conduct that would significantly interfere with or disrupt the normal business operations of the Transfer Agent. The Transfer Agent may, in its sole discretion, prohibit the Customer, personnel of Auditor Firms, and regulators of the Customer from entering certain areas of its facilities for security reasons, in which case the Transfer Agent will provide the Customer with alternative access to the books and records, information or personnel in such restricted area, to the extent reasonably possible. Audits shall not include penetration testing. Any audit under this Section 13 includes the right to inspect the books and records of the Transfer Agent on-site at Transfer Agent’s office, but not the right to copy any records. The Customer will provide the Transfer Agent with a written scope of work including a mutually agreed level of detail, at least ten (10) business days in advance of commencement of any audit. Personnel of Auditor Firms or regulators of the Customer, who in the sole judgment of the Transfer Agent will have access to customer, confidential, proprietary or other privileged information of the Transfer Agent, must prior to the site visit if so requested by the Transfer Agent execute confidentiality agreements containing terms reasonably satisfactory to the Transfer Agent. The Transfer Agent shall not under any circumstances be obligated to divulge any information that is prohibited by law or by a confidentiality agreement with a third party.

13.5

The Customer will compensate the Transfer Agent for all out of pocket expenses incurred in connection with any audit under this Section 13, and will also compensate the Transfer Agent, in accordance with the Transfer Agent’s fee schedule in effect at the time of such audit, for the time of each of the Transfer Agent’s employees required to assist with such audit; provided, however, that in no event shall the Customer be charged for the time incurred by the Transfer Agent’s Relationship Management employees required to assist with such audit.

Section 14. Confidentiality.

14.1

Each party shall keep the Confidential Information (as defined in below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except as set forth in Section 14.4 below. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this Section 14.1, each party will use at least the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

14.2

Subject to Sections 14.3 and 14.4 below, “Confidential Information” means (i) except to the extent disclosure may be required by the Securities Laws or the 1940 Act, the terms and conditions (but not the existence of) this

Agreement, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, in whatever form, and (ii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Computershare, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Computershare a competitive advantage over its competitors; (C) a confidential or proprietary concept, Proprietary Information, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, and (E) anything designated as confidential.

14.3	Information or data that would otherwise constitute Confidential Information under Section 14.2 shall not constitute Confidential Information to the extent it:

(a)	is already known to the receiving party at the time it is obtained;

(b)	is or becomes publicly known or available through no wrongful act of the receiving party;

(c)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(d)	is released by the protected party to a third party without restriction; or

(e)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

14.4

Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(a)	in connection with activities contemplated by this Agreement;

(b)

as required by law or regulation or pursuant to a court order, subpoena, order or request of a governmental or regulatory or self-regulatory authority or agency, or binding discovery request in pending litigation (provided that, other than for requests to the Transfer Agent for Shareholder records pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions) the receiving party will provide the other party written notice of such requirement or request, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(c)

in connection with inquiries, examinations, audits or other reviews by a governmental, regulatory or self-regulatory authority or agency, audits by independent auditors or requests for advice or opinions from counsel;

(d)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party; or

(e)	as otherwise agreed in writing between the parties.

14.5	Subject to the exceptions in Section 14.4, each party agrees not to publicly disseminate Confidential Information of the other party or mutual Confidential Information.

14.6	Notwithstanding Section 20.8 (Survival) of this Agreement, the provisions of this Section 14 shall survive termination of this Agreement for a period of three (3) years after such termination.

Section 15. Privacy.

15.1

Computershare agrees to implement and maintain appropriate security measures to protect “personal information”, as that term is defined in 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth (“Massachusetts Privacy Regulation”), consistent with the Massachusetts Privacy Regulation and any applicable federal regulations. Computershare shall treat non-public personal information of Shareholders as confidential, and shall not disclose such information except in connection with carrying out the Services set forth in this Agreement, as required by law or regulation, or as allowed in this Agreement.

Section 16. Term and Termination.

16.1

Term. This Agreement shall be effective from the Effective Date and shall remain in full force and effect and continue through to the end of the Initial Term and shall, upon the expiration thereof, be automatically renewed thereafter for successive one (1) year terms, unless terminated pursuant to Section 16.

16.2

Termination for Convenience. Either party may terminate this Agreement by providing a written notice of termination to the other party, specifying the date this Agreement will terminate as follows: (a) if terminated by Customer, at least ninety (90) days and not more than 365 days in advance of the termination date so specified in the notice, or (b) if terminated by Computershare, at least 180 days and not more than 365 days in advance of the termination date so specified in the notice.

16.3	Termination for Cause. Without prejudice to its other rights under this Agreement, a party (the “Terminating Party”) shall be entitled to terminate this Agreement if:

(a)

the other party commits a material breach of the Agreement which is capable of being remedied but, following receipt of written notice of such material breach from the Terminating Party, the breaching party does not remedy the material breach within ninety (90) days of receiving such notice (or within such other period as the Customer and the Transfer Agent may agree upon following receipt of such notice). In such case, the Terminating Party may terminate this Agreement by providing a written notice of termination to the breaching party, specifying the date as of which this Agreement will terminate, which may be any date, including the date such written notice is provided, however, the failure by the Customer to pay an invoiced Fee which is subject to a good faith dispute shall not constitute a material breach of the Agreement;

(b)

a party commits a material breach of the Agreement which is not capable of being remedied. In such case, the Terminating Party may terminate this Agreement by providing a written notice of termination to the breaching party, specifying the date as of which this Agreement will terminate, which may be any date ninety (90) days from the date such written notice is provided;

(c)

In the case of Transfer Agent assigning this Agreement pursuant to Section 17.1, Customer may terminate this Agreement. Customer must exercise its right to terminate pursuant to this Section 16.3(c) within sixty (60) days from the date Customer receives notice of such assignment and must provide the Transfer Agent with not less than ninety (90) days prior written notice of termination.

(d)

a party ceases to maintain a regulatory license, registration, permission or authorization that, in the case of the Transfer Agent materially impairs its ability to provide the Services or any material portion thereof or in the case of the Customer, materially alters its ability to perform its obligations under this Agreement; or

(e)

the other party becomes the subject of a significant action (such as an enforcement action or investigation) by a regulatory authority with jurisdiction over that party that materially impacts, in the case of the Transfer Agent, its ability to provide Services and, in the case of the Customer, its ability to perform its obligations under this Agreement.

16.4

Regulatory Necessity. In the event the Customer, is required by the written directive an applicable provincial or federal regulatory or self-regulatory organization with jurisdiction over the Customer (the “Issuing Regulator”) to terminate this Agreement or to cease to receive or procure one or more Services from the Transfer Agent or to cease to carry on the business for the purpose of which it requires the Services due to any circumstance relating specifically to the Transfer Agent (a “Termination Directive”), the Customer shall provide the Transfer Agent with a copy of the Termination Directive as promptly as permitted by such Termination Directive, if permitted, and thereafter be entitled to terminate the Agreement or impacted Services in accordance with the requirements of the Termination Directive.

16.5

Termination by the Customer. The Customer may terminate this Agreement by providing a written notice of termination to the Transfer Agent, specifying the date as of which this Agreement will terminate, which may be any date, including the date such written notice is provided, provided the circumstances described below giving rise to the termination right are continuing at the time of the Transfer Agent’s receipt of such written notice, if as a result of an Event Beyond Reasonable Control:

(a)	The Transfer Agent is prevented from performing the whole or substantially the whole of the Services, or of any key elements of the Services, for a continuous period in excess of sixty (60) days; or

(b)

The Transfer Agent is prevented from performing the whole or substantially the whole of the Services, or of any key elements of the Services for a continuous period in excess of fourteen (14) days and during that period it has not used all commercially reasonable efforts to: find a solution by which its obligations under this Agreement may be performed despite the continuance of the Event Beyond Reasonable Control; or attempt to perform the impacted obligations, including by implementing its business continuity and disaster recovery plan.

16.6	Insolvency.

(a)

Notwithstanding any other provision of this Agreement, the Customer or the Transfer Agent may in their or its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following to such other party:

(i)	such party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding;

(ii)

such party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against such party any such case or proceeding;

(iii)	such party makes a general assignment for the benefit of creditors; or

(iv)	such party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due.

(b)

Each of the Customer, and the Transfer Agent may exercise its termination right under Section 16 at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by the Customer or the Transfer Agent of its termination right under Section 16 shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding anything to the contrary in this Agreement, notice of termination under this Section 16 shall be considered given and effective when given, not when received.

16.7

Each party will notify the other party promptly of any occurrence of the circumstances specified in Sections 16.2, 16.3, 16.4, 16.5, and 16.6. No failure or delay by a party to give any such notice will prejudice or limit the rights of the other party to terminate this Agreement (whether arising out of, in connection with or relating to this Agreement or otherwise).

16.8

Records. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Subject to the provisions in Schedule 7 of the Side Agreement, the Transfer Agent will deliver promptly to the Customer electronically or in other media, in Computershare’s industry standard format, all stockholder and other records, files and data supplied to or compiled by the Transfer Agent on behalf of the Customer, subject to applicable law and Transfer Agent’s records management policy.

Section 17. Assignment.

17.1

Affiliates. Upon thirty (30) days prior written notice to Customer, the Transfer Agent may, without further consent of the Customer assign its right and obligations hereunto to any affiliated and registered transfer agent under Rule 17Ac2-1 promulgated under the 1934 Act. The Transfer Agent will not assign its rights and obligations to any other person without the Customer’s prior written consent.

17.2

Sub-contractors. The Transfer Agent may, without further consent of the Customer, subcontract with (a) any affiliates, or (b) unaffiliated subcontractors such services as may be required from time to time (e.g., lost shareholder searches, escheatment, telephone and mailing services); provided, however, that the Transfer Agent shall be as fully responsible to the Customer for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Section 18. Unaffiliated Third Parties.

18.1

Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

Section 19. Disaster Recovery.

19.1

Computershare shall maintain or arrange with third parties for back-up facilities (“Back-Up Facilities”) to the primary operations and data centers used by Computershare to provide the Services (“Primary Facilities”). The Back-Up Facilities will be capable of providing the Services in the event an incident to the Primary Facilities significantly interrupts the delivery of a significant Service. In the event of equipment failures, Computershare shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions, including using the Back-Up Facilities where appropriate.

19.2

Computershare shall develop and maintain a business continuity plan containing disaster recovery procedures for its data centers and operations facilities (“Business Continuity Plan”). Computershare will provide business continuity and disaster recovery services in accordance with its Business Continuity Plan. Computershare’s Business Continuity Plan will at a minimum contain:

(a)	Crisis management procedures for command and control during a disaster;

(b)	Emergency notification process;

(c)	Activation procedures including assignment of the authority to activate;

(d)	Recovery process;

(e)	Procedures and accommodations for the recovery of systems, applications and networks; and

(f)

Identification of external service providers required for recovery, including but not limited to, disaster recovery service providers, equipment maintenance, transportation, salvage and building maintenance.

19.3	Annually, or upon the Fund’s reasonable request, Computershare will certify that its Business Continuity Plan complies with the provisions of this Section 19 and Schedule 5 of the Side Agreement.

19.4

Attached to the Side Agreement as Schedule 5 is an executive summary of the Business Continuity Plan as the Business Continuity Plan was constituted on the Effective Date which sets forth in reasonable detail the characteristics of the Business Continuity Plan. Computershare shall annually provide the Fund with an executive summary in written form of the Business Continuity Plan, updated as necessary to incorporate into the executive summary, as of the date provided, summaries of any changes to the Business Continuity Plan since the Effective Date, or the date of the last executive summary of the Business Continuity Plan provided to the Fund, as the case may be.

Section 20. Miscellaneous.

20.1 Notices.

All notices or other communications required to be given pursuant to this Agreement shall be in writing, including by Electronic Transmission, and shall be deemed given when (i) delivered in person, by overnight delivery through a commercial courier service, or by registered or certified mail or (ii) delivered by electronic mail directed to the electronic mail address set out in this Section 20. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender.

If to the Customer:

c/o BlackRock Advisors, LLC

100 Bellevue Parkway

Wilmington, Delaware 19809

Attn: TA Oversight

E-mail: Matthew.luongo@blackrock.com

If to the Transfer Agent:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Client Services

E-mail: Jennifer.bridges@computershare.com

The Transfer Agent and the Customer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

20.2 Successors.

All the covenants and provisions of this Agreement by or for the benefit of the Customer or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

20.3 Amendments.

This Agreement may be amended or modified by a written amendment executed by both parties hereto and, to the extent required by Customer, authorized or approved by a resolution of the Board of Directors of the Customer, subject to the provisions of Section 12.

20.4 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20.5 Governing Law.

This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

20.6 Descriptive Headings.

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

20.7 Third Party Beneficiaries.

The provisions of this Agreement are intended to benefit only the Transfer Agent, the Customer and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

20.8 Survival.

All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

20.9 Merger of Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

20.10 Priorities.

In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

20.11 Counterparts.

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Computershare Trust Company, N.A. and Computershare Inc.

On Behalf of Both Entities:		On Behalf of the BlackRock Closed-End Investment Companies Listed on Appendix A:

By:	/s/ Martin J. McHale, Jr.	By:	/s/ Neal J. Andrews
Name:	Martin J. McHale, Jr.	Name:	Neal J. Andrews
Title:	President, U.S. Equity Services	Title:	Chief Financial Officer
Date:	1/7/15	Date:

Appendix A

Fund List

Coy (Legacy Co Code)	Company Name
BAF	BlackRock Municipal Income Investment Quality Trust

BBF	BlackRock Municipal Income Investment Trust

BBK	BlackRock Municipal Bond Trust

BBN	BlackRock Build America Bond Trust

BCX	BlackRock Resources & Commodities Strategy Trust

BDJ	BlackRock Enhanced Equity Dividend Trust

BFK	BlackRock Municipal Income Trust

BFO	BlackRock Florida Municipal 2020 Term Trust

BFY	BlackRock New York Municipal Income Trust II

BFZ	BlackRock California Municipal Income Trust

BGRT	BlackRock Energy & Resources Trust

BGT	BlackRock Floating Rate Income Trust

BGY	BlackRock International Growth & Income Trust

BHK	BlackRock Core Bond Trust

BHL	BlackRock Defined Opportunity Credit Trust

BHV	BlackRock Virginia Municipal Bond Trust

BIE	BlackRock Municipal Bond Investment Trust

BIT	BlackRock Multi-Sector Income Trust

BJZ	BlackRock California Municipal 2018 Term Trust

BKK	BlackRock Municipal 2020 Term Trust

BKN	BlackRock Investment Quality Municipal Trust

Coy (Legacy Co Code)	Company Name
BKT	BlackRock Income Trust, Inc.

BLE	BlackRock Municipal Income Trust II

BLH	BlackRock New York Municipal 2018 Term Trust

BLJ	BlackRock New Jersey Municipal Bond Trust

BLW	BlackRock Limited Duration Income Trust

BME	BlackRock Health Sciences Trust

BNJ	BlackRock New Jersey Municipal Income Trust

BNY	BlackRock New York Municipal Income Trust

BOE	BlackRock Global Opportunities Equity Trust

BPK	BlackRock Municipal 2018 Term Trust

BPS	BlackRock Pennsylvania Strategic Municipal Trust

BQH	BlackRock New York Municipal Bond Trust

BSD	BlackRock Strategic Municipal Trust

BSE	BlackRock New York Municipal Income Quality Trust

BST	BlackRock Science and Technology Trust

BTA	BlackRock Long-Term Municipal Advantage Trust

BTT	BlackRock Municipal Target Term Trust

BTZ	BlackRock Credit Allocation Income Trust

BUI	BlackRock Utility and Infrastructure Trust

BYM	BlackRock Municipal Income Quality Trust

BZM	BlackRock Maryland Municipal Bond Trust

CII	BlackRock Enhanced Capital & Income Fund, Inc.

DSU	BlackRock Debt Strategies Fund, Inc.

EGF	BlackRock Enhanced Government Fund, Inc.

Coy (Legacy Co Code)	Company Name
FRA	BlackRock Floating Rate Income Strategies Fund, Inc.

HYT	BlackRock Corporate High Yield Fund, Inc.

MCA	BlackRock MuniYield California Quality Fund, Inc.

MEN	BlackRock MuniEnhanced Fund, Inc.

MFL	BlackRock MuniHoldings Investment Quality Fund

MFT	BlackRock MuniYield Investment Quality Fund

MHD	BlackRock MuniHoldings Fund, Inc.

MHE	BlackRock Massachusetts Tax-Exempt Trust

MHN	BlackRock MuniHoldings New York Quality Fund, Inc.

MIY	BlackRock MuniYield Michigan Quality Fund, Inc.

MJI	BlackRock MuniYield New Jersey Quality Fund, Inc.

MNE	BlackRock Muni New York Intermediate Duration Fund

MPA	BlackRock MuniYield Pennsylvania Quality Fund

MQT	BlackRock MuniYield Quality Fund II, Inc.

MQY	BlackRock MuniYield Quality Fund, Inc.

MUA	BlackRock MuniAssets Fund, Inc.

MUC	BlackRock MuniHoldings California Quality Fund, Inc.

MUE	BlackRock Muniholdings Quality Fund II, Inc.

MUH	BlackRock MuniHoldings Fund II, Inc.

MUI	BlackRock Muni Intermediate Duration Fund, Inc.

MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.

MUS	BlackRock MuniHoldings Quality Fund, Inc.

MVF	BlackRock MuniVest Fund, Inc.

MVT	BlackRock MuniVest Fund II, Inc.

Coy (Legacy Co Code)	Company Name
MYCF	BlackRock MuniYield California Fund, Inc.

MYD	BlackRock MuniYield Fund, Inc.

MYFD	BlackRock MuniYield Investment Fund

MYI	BlackRock MuniYield Quality Fund III, Inc.

MYJ	BlackRock MuniYield New Jersey Fund, Inc.

MYM	BlackRock MuniYield Michigan Quality Fund II, Inc.

MYN	BlackRock MuniYield New York Quality Fund, Inc.

MZA	BlackRock MuniYield Arizona Fund, Inc.

Appendix B

Form of CFTC Compliance Letter

[DATE]

BlackRock

100 Bellevue Parkway

Wilmington, DE 19809

Re: Retention of Books and Records

Dear Sir or Madam:

This letter is provided with respect to the BlackRock Core Bond Trust (NYSE: BHK) and BlackRock Income Trust, Inc. (NYSE: BKT) (each a “Fund” and together the “Funds”) that are regulated by the Commodity Futures Trading Commission (“CFTC”) as commodity pools. BlackRock Advisors, LLC (the “Advisor”) is a registered commodity pool operator acting as the investment advisor and commodity pool operator of the Funds.

The Funds are party to an agreement with Computershare Trust Company, N.A. and Computershare Inc. (together, “Computershare”) pursuant to which Computershare Trust Company, N.A. has been appointed as the transfer agent for the Funds. As part of that agreement, Computershare maintains the transfer agency records of the Funds at 250 Royall St, Canton, MA 02021.

At the request of the Advisor and the Funds, Computershare hereby acknowledges the following:

(i)

The Advisor intends that Computershare keep and maintain certain records of ownership for record holders of Fund shares reflecting the name and address of the holder, and share transactions in the account (the “required books and records”);

(ii)	Computershare shall endeavor to keep and maintain books and records required in accordance with CFTC regulation 1.31 as further discussed below; and

(iii)

Computershare agrees to keep such required books and records open to inspection by any representative of the CFTC or the United States Department of Justice in accordance with CFTC Regulation 1.31 and agrees to make such required books and records available to pool participants in accordance with CFTC Regulation 4.23.

Please note that the full application of CFTC Regulation 1.31 in the context contemplated by this letter is not clear at this time. The books and records of the Fund are currently maintained in accordance with the rules and regulations under the Investment Act of 1940 as applicable to Computershare.

Computershare shall not be deemed to be acting as a “commodity pool operator”, and the Advisor shall remain fully responsible for compliance with the Commodity Exchange Act and CFTC rules regarding the maintenance of the Funds’ books and records.

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:	Tyler Haynes
Title:	Vice President

Appendix C

Form of New Fund Confirmation Letter

[DATE]

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attention: Jennifer Bridges

Re: Addition of Fund to Agreement

Dear Jennifer:

Reference is made to the Transfer Agency and Service Agreement among certain BlackRock Closed-End Investment Companies, Computershare Trust Company, N.A., and Computershare Inc. dated as of January 1, 2015 (“Agreement”). [New Fund Name] hereby confirms that as of [Effective Date of New Fund Being Added to Agreement], it is added to the Agreement as a party and will be included in the definition of “Fund” and “Customer” as such terms are defined in the Agreement.

[NEW FUND NAME]

By:
Name:
Title:

SIDE AGREEMENT

This Side Agreement for Transfer Agency Services (“Side Agreement”) is made and effective as of January 1, 2015, by and among each of the BlackRock closed-end investment companies listed on Appendix A, as may be amended from time to time, of the Agreement (defined below) and having a principal office and place of business at 100 Bellevue Parkway, Wilmington, Delaware, 19809 (each a “Customer” or a “Fund”), Computershare Inc., a Delaware corporation, and its fully owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, both doing business at 250 Royall Street, Canton, Massachusetts, 02021 (collectively, “Agent”).

WHEREAS, Customer and Agent are parties to that certain Transfer Agency Agreement dated as of the date hereof, inclusive of all appendices, schedules, exhibits and attachments and as may be amended from time to time (“Agreement”);

WHEREAS, all capitalized terms used but not defined in this Side Agreement shall have the meanings ascribed to such terms in the Agreement;

WHEREAS, Customer and Agent wish to set forth certain other terms and conditions in connection with the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedules. Schedules 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11, each as respectively referenced in the Agreement, are all attached hereto and incorporated herein.

2.	Termination. This Side Agreement will terminate automatically upon termination of the Agreement.

3.

Incorporation by Reference. All terms and conditions set forth in the Agreement, as amended from time to time, not otherwise modified by this Side Agreement, shall be incorporated by reference herein, and are made a part of this Side Agreement as fully as if set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this Side Agreement by their duly authorized officers as of the day and year above written.

EACH OF THE BLACKROCK CLOSED- END INVESTMENT COMPANIES LISTED ON APPENDIX A OF THE AGREEMENT

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ Martin J. McHale, Jr.
Name	Martin J. McHale, Jr.
Title:	President, U.S. Equity Services

SCHEDULE 1

FEE LETTER

FOR STOCK TRANSFER SERVICES

between

EACH OF THE BLACKROCK CLOSED-END INVESTMENT COMPANIES

LISTED ON APPENDIX A OF THE AGREEMENT

and

COMPUTERSHARE TRUST COMPANY, N.A.

and

COMPUTERSHARE INC.

This Fee Letter (“Fee Letter”) is by and between Computershare Trust Company, N. A. and Computershare Inc. (collectively, “Transfer Agent” or “Computershare”) and each of the BlackRock closed-end investment companies listed on Appendix A of the Agreement (each, a “Fund” and hereinafter collectively referred to as the “Customer”) and is an exhibit to the Side Agreement. Unless specifically defined in this Fee Letter, capitalized terms used in this Fee Letter shall have the meaning assigned to them in the Agreement.

TERM

The term of this Fee Letter shall be for a period of three (3) years, commencing from January 1, 2015, the effective date of the Side Agreement. From the date of its effectiveness, this Fee Letter supersedes all other fee letters in place for the Funds or the Customer with the Transfer Agent for the services listed in Schedule 2 of the Side Agreement.

FEES AND SERVICES

Transfer Agent and Registrar Fee

$610.00     Monthly Administrative Fee, Per Fund

DRP and DTC Fees:

$ 1.00	For each Dividend Reinvestment per participant
$250.00	DTC Participation Monthly fee, per Fund

Includes the standard Transfer Agent and Registrar services as stated in the following sections: (the services listed apply to each Fund)

Lost Shareholder Search Services

• SEC Electronic Database Search	$2.00 per Account searched

ITEMS NOT COVERED

Additional Services

Items not included in the fees and services set forth in this Fee Letter including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, based on a statement of work from the Transfer Agent that has been approved by the Customer.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee Letter shall not be a part of the Standard Services and may be subject to additional fees to be mutually agreed by the parties.

Out Of Pocket Expenses

All direct out-of-pocket expenses listed on Schedule A will be billed as incurred. Expenses associated with the bank accounts referenced in Schedule 2 of the Side Agreement will not be billed to Customer.

ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee Letter to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee Letter.

On behalf of the BlackRock Closed-End Investment Companies listed on Appendix A of the Agreement

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer
Date:

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC.

On Behalf of Both Entities

By:	/s/ Martin J. McHale, Jr.
Name:	Martin J. McHale, Jr.
Title:	President, U.S. Equity Services
Date:	1-7-15

Schedule A

Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee Letter and are billable as incurred.

Postage (Outgoing and Business Reply)

Envelopes

Labels

Forms, Stationery and Proxy Cards

Fulfillment

Proxy Proof Set-up

Printing

Enclosing

Record Retention

Insurance Premiums (Mailing certificates)

Delivery and Freight charges (including overnight delivery; Airborne Express, FedEx, etc.)

Typesetting (proxy cards, due diligence mailings, etc.)

Destruction of excess/obsolete material

DTC trade transactions expenses (Treasury buybacks, etc.)

Custody Settlement charges

Telephone usage and line expenses

Please Note:

Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for Shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SCHEDULE 2

SERVICE SCHEDULE

Section 1. Standard Services.

1.1	General Services. The Transfer Agent shall perform the following services in accordance with procedures established from time to time by agreement between the Customer and the Transfer Agent:

(a)	issue and record the appropriate number of Shares as authorized and hold such Shares in the appropriate Shareholder account;

(b)

maintain Shareholder accounts, including but not limited to (i) establishing new accounts (ii) preparing and mailing W-9 solicitations for new accounts that do not have Tax Identification Numbers (iii) processing address changes (iv) processing Tax Identification Number changes (v) processing routine and non-routine transfers of ownership upon receipt of appropriate documentation (vi) posting debit and credit transactions (vii) responding to written Shareholder communications (viii) responding to Shareholder telephone inquiries (ix) placing and releasing stop transfers (x) Online access to Shareholder account information and services and (xi) Dividend Reinvestment Plan accounts and establish new participant accounts;

(c)

Computershare Inc. will prepare and transmit payments for dividends and distributions declared by the Customer, provided good funds for said dividends or distributions are received by Computershare Inc. on or prior to the scheduled payable date on or about 11:00 a.m. ET for said dividends or distributions;

(d)

act as agent for Shareholders pursuant to the Dividend Reinvestment Plan, and other investment programs, if any, as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party;

(e)

issue replacement book entry shares for those certificates alleged to have been lost, stolen or destroyed upon receipt from the respective Shareholder by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Customer harmless, absent notice to the Customer and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement book entry shares in place of mutilated stock certificates upon presentation thereof without such indemnity. Further, the Transfer Agent may at its sole option accept indemnification from a Customer to issue replacement book entry shares for those certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond;

(f)

Computershare Inc. will issue replacement checks and place a stop payment order on original checks based on a Shareholder’s representation that a check was not received or was lost, once the check has been verified as outstanding;

(g)	Execute and deliver the letter substantially in the form attached hereto as Appendix B of the Agreement, annually upon demand of the Funds;

(h)	At the Customer’s request, prepare and deliver standard reports;

(i)

Support and implement Customer corporate action instructions, issuance or distribution of Shares to Shareholders (e.g., instructions relating to Fund mergers, liquidations, name changes, etc.) (may be subject to additional fees);

(j)

Perform any other services typically provided by a transfer agent, dividend disbursing agent, dividend reinvestment plan agent, and other investment programs consistent with those requirements in effect as of the date of the Agreement;

(k)	Computershare Inc. will prepare, mail and file tax filings relating to the Services or the subject thereof, with the IRS and the States; and

(1)	Provide Additional Services to the Customer pursuant to the Agreement as shall be agreed in writing between the Customer and Computershare from time to time.

In connection with the appointment set forth in the Agreement, Computershare shall ensure that (i) all of its operations utilized in providing Services and (ii) the provision of the Services, shall comply with the provisions of Schedules 9 and 10 of the Side Agreement.

1.2

Reports and Information. Computershare shall provide the Funds with the reports specified in Schedule 6 of the Side Agreement within the periods of time prescribed in Schedule 6 of the Side Agreement and at no additional cost to the Funds, subject to the following limitations:

(a)	Addressing, enclosing and mailing to registered Shareholders Customer-provided materials three (3) times per annum

(b)	Preparing six (6) standard reports at the Customer’s discretion per annum

Report distributions in excess of these limits may accrue additional costs.

1.3	Communications to Shareholders.

(a)	Subject to receipt by Computershare of timely written instructions as appropriate, Computershare shall mail all communications by the Customer to Shareholders, including but not limited to:

(i)	Annual and semi-annual reports to Shareholders;

(ii)	Confirmations of sales of Shares;

(iii)	Monthly and/or quarterly statements including but not limited to cash and Dividend Reinvestment Plan detail statements, which shall be prepared by Computershare;

(iv)	Dividend(s) and distribution notices including Section 19 notices, which shall be prepared by Computershare Inc.; and

(v)	Tax form information including but not limited to Form 1099s, 1042 and State filings, which shall be prepared by Computershare Inc.

(b)

Computershare shall provide electronic delivery of the Shareholder communications listed in Section 1.3(a) above to individual Shareholders, with the exception of Sections 1.3(a)(i) and (v), upon the satisfaction by individual Shareholders of all pre-requisite requirements for electronic delivery.

(c)	Computershare shall answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence pursuant to written procedures.

(d)

Computershare Inc. will in accordance with IRS regulations, utilizing relevant information provided to Computershare in the ordinary course of performing the services provided for in the Agreement, report cost basis information to Shareholders on a first in, first out (“FIFO”) basis by tax year and Shares, except when a Shareholder requests such reporting to occur on another basis.

(e)

Computershare Inc. will in accordance with the Code, prepare and deliver year-end and other Federal tax forms to Shareholders based on transactions in Fund Shares and related actions taken by Shareholders with respect to their Fund accounts and file the related Federal tax reports with the IRS.

1.4	Dividend Disbursing Services.

(a)

Declaration of Dividends. Upon receipt by Computershare Inc. of written instructions containing all requisite information that may be reasonably requested by Computershare Inc., including payment directions and authorization, Computershare Inc. shall issue Shares in payment of the dividend or distribution, or, upon Shareholder election, pay such dividend or distribution in cash, if provided for in the Fund’s prospectus.

(b)

Tax Withholding. Computershare Inc. is authorized to deduct from all dividends declared by the Fund and disbursed by Computershare Inc., as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

(c)

Bank Accounts. All funds received by Computershare Inc. under the Agreement that are to be distributed or applied by Computershare Inc. in the performance of Services (the “Funds”) shall be held by Computershare Inc. “as agent for” Customer and deposited in one or more bank accounts to be maintained by Computershare Inc. in its name as agent for Customer. Until paid pursuant to the Agreement, Computershare Inc. may hold or invest the Funds through such accounts in: (a) obligations of, or guaranteed by, the U.S.; or (b) AAA rated money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940. Customer shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare Inc. in accordance with this paragraph, including any losses resulting from a default by any bank or financial institution. Computershare Inc. may from time to time receive interests, dividends or other earnings in connection with such deposits or investments. Computershare Inc. shall not be obligated to pay such interest, dividends or earnings to Customer, any Shareholder or any other party.

(d)	In connection with dividend disbursing services, Computershare Inc. shall perform the following, as required from time to time:

(i)	reconciling paid and outstanding checks;

(ii)	All funds must be received by Computershare Inc. before or on dividend payable date on or about 11:00 a.m. Eastern Time via Federal Funds Wire.

(iii)

Dividend checks will be drawn on a Direct Deposit Account (DDA) set up by Computershare Inc. on behalf of the Customer. The funds received from the Customer will be immediately available on mailing date.

(iv)	processing and recordkeeping of accumulated uncashed dividends; and

(v)	performing the following duties listed below:

(1)	Withholding taxes from funds issued in connection with Shareholder Accounts as required by United States government regulations;

(2)	Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the IRS;

(3)	Responding to Shareholder inquiries regarding taxes withheld;

(4)	Mailing to new accounts which have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding;

(5)	Performing Shareholder file adjustments to reflect certification of Accounts;

(6)	Providing sample 1099 DIVs to Customer for review, prior to mailing;

(7)	Providing signoff to Customer that mailing occurred prior to IRS imposed deadlines;

(8)	Responding to IRS notices and inquiries upon receipt from Customer; and

(9)	Preparing and filing applications for extension of time to file withholding tax forms with the IRS (if necessary).

1.5	Dividend Reinvestment Services. As administrator of the Customer’s original issue Dividend Reinvestment Plan, Trust Company shall:

(a)	Invest Dividend Reinvestment Plan purchases, up to fourteen (14) per annum, and execute reinvestment transactions of Dividend Reinvestment Plan participant accounts;

(b)	Process the termination and withdrawal requests;

(c)	Act as certificate depository; and

(d)

Execute market trades or issue shares within the timing allowed by the Fund’s Dividend Reinvestment Plan. Provide reporting to Customer for approval, as soon as practical after completion of the process.

1.6

Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law. The Transfer Agent shall direct filing of abandoned property by:

(a)

Processing and mailing due diligence notices to all qualifying Shareholder accounts in accordance with Computershare’s schedule of States’ due diligence and abandoned property filing requirements, also known as the “State Filing Matrix”;

(b)	Processing returned due diligence notices and remitting property to Shareholders prior to escheatment;

(c)	Preparing and filing preliminary and final abandoned property reports;

(d)	Preparing and filing payments for each State covering unclaimed funds as per a particular State’s requirements;

(e)	Issuing and filing book entry shares registered to the applicable State(s) representing returned (RPO) certificates and underlying share certificates; and

(f)

Retaining, or returning to the Customer upon the termination of the Agreement, as required by law or otherwise, records of property escheated to the several States and responding, after appropriate research, to Shareholder, Customer or state or federal regulator inquiries relating to same.

1.7	Lost Shareholder Services. The Transfer Agent shall perform the following services and shall comply with Rule17Ad-17 promulgated under the 1934 Act for Lost Shareholders and Unresponsive Payees.

(a)	Code Shareholder Accounts as ‘lost’ when mail has been returned as undeliverable by the United States Postal Service

(b)	Identify lost Accounts eligible for SEC Mandated Searches

(c)	Perform electronic database searches in accordance with SEC requirements

(d)	Update Shareholder Account with a new address provided by search firm and remove lost status

(e)	Send SEC ADDRESS VERIFICATION NOTICE to Shareholders when a new address has been applied to the Account

(f)	Send SEC ADDRESS VERIFICATION NOTICE to Shareholders when the address search has provided the Account address of record as the most current (lost status not removed)

(g)	Reissue unclaimed property to Shareholders upon receipt of signed verification notice

(h)	Identify a Shareholder as an Unresponsive Payee if a check is sent to the Shareholder and is not negotiated:

(i)	before the earlier of the paying agent’s sending the next regularly scheduled check or

(ii)	the elapsing of six (6) months (or 180 days) after the sending of the not yet negotiated check

(i)

Provide written notification to each Unresponsive Payee with a non-negotiated check outstanding more than 180 days and valued at $25 or more, stating that the Unresponsive Payee has been sent a check that has not yet been negotiated. That notification must be provided no later than seven (7) months (or 210 days) after the sending of the not yet negotiated check.

1.8	In-Depth Shareholder Search.

Pursuant to Section 7.3 of the Agreement, Customer hereby authorizes and instructs Transfer Agent to provide a Shareholder file or list of those Shareholders not located following the required Rule 17Ad-17 searches to any service provider administering any in-depth shareholder location program on behalf of, and authorized by, Customer. If Customer selects a locating service provider other than one selected by Transfer Agent, then Transfer Agent shall not be responsible for the terms of any agreement between such provider and Customer and additional fees that apply will be charged to the service provider.

1.9

Proxy/Annual Meeting Services. The Transfer Agent shall perform the following services in accordance with procedures established from time to time by agreement between the Customer and the Transfer Agent:

(a)	Prepare one (1) set of files per fund per annum for delivery to the solicitation/proxy vendor selected by the Funds (the “Solicitation/Proxy Vendor”).

(b)	Receive back from the Solicitation/Proxy Vendor a file containing last contact date and/or address updates.

(c)	If files are to be delivered to a non-Computershare entity the then set fees per fund for sending and receiving files will be charged to the Customer.

1.10

Online Services. The on-line systems, described below, shall be available at least 23 hours a day, Monday – Friday (subject to Section B(3) of the KPI Document) provided further that the potential daily downtime shall not occur during normal business hours. Evening (6:00 p.m. to 8:00 a.m.) and weekend availability subject additionally to scheduled maintenance windows). Computershare shall:

(a)

Provide availability to “Issuer Online,” which provides access to Customer and Shareholder information administered by Computershare, which permits data management including accessing standard reports such as Top 10 - 200 Shareholder lists, submitting real-time inquiries such as an issued capital query, and reporting by holding range.

(b)	Provide availability to “Investor Centre,” which provides Shareholder Account information, transaction capabilities, downloadable forms and FAQs.

(c)	Provide on-demand reporting to allow Customer to generate non-standard reports.

1.11	Correspondence and Complaints.

(a)	Retain electronic copies of manual correspondence letter output on Computershare Image system and make a copy available to Customer within 2 Business Days of a request.

(b)	Notify Customer of any complaint addressed to a Computershare or Customer executive, or from any regulatory agency (“Complaint”) within 2 Business Days of its identification.

1.12	Automated Clearinghouse (ACH) Services

(a)	Review data for accuracy and completeness

(b)	Mail cure letter to Shareholders with incomplete information

(c)	Code Accounts for ACH and performing pre-note test

(d)	Identify rejected ACH transmissions, mail dividend check and explanation letter to Shareholders with rejected transmissions

(e)	Respond to Shareholder inquiries concerning the ACH Program

(f)	Calculate on a monthly/quarterly basis the Share breakdown for ACH vs. other dividend payments and notifying the Company of funding amount for ACH transmissions and other payable date funds

(g)	Credit ACH designated bank accounts automatically on dividend payable date

(h)	Maintenance of ACH participant file, including coding new ACH Accounts

(i)	Process termination requests

(j)	Keep adequate records including retention of ACH documents

1.13	Direct Registration System Services

(a)	Register, issue and transfer DRS book-entry Shares

(b)	Issue DRS statements of holding

(c)	Provide Shareholders with the ability to sell Shares in accordance with the terms and conditions, including applicable fees, of the DRS Sales Facility

(d)	Process sales requests within the appropriate timeframe based on the type of service requested, in accordance with the terms of the DRS sales facility

(e)	Coordinate the issuance, payment and reconcilement for any proceeds stemming from the use of the DRS sales facility, in accordance with the terms and conditions of the facility

(f)	Coordinate the mailing of advices to Shareholders

(g)	Accept and cancel certificated Shares and credit such Shares into a DRS position

1.14

Compliance with Laws. The Customer agrees the Transfer Agent is obligated to and the Transfer Agent agrees to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under the Agreement.

1.15	U.S. Government List Matching Services.

(a)

Computershare will compare, as frequently as is consistent with industry best practice, Appropriate List Matching Data (as defined in Section 1.15(c) below) contained in Computershare databases which are maintained for the Fund pursuant to the Agreement (“Fund Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)

data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the list of Non-Cooperative Countries and Territories (“NCCT List”) published by the Financial Action Task Force;

(iii)

data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)

data promulgated in connection with any other lists, programs or determinations (A) which Computershare determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or Section 1.15(b) which Computershare and the Fund agree in writing to add to the service described in this Section 1.15(a).

(b)

In the event that following a comparison of Fund Data to a U.S. Government List as described in Section 1.15 (a) Computershare determines that any Fund Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, Computershare:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)

if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)

if a match to the NCCT List or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(c)

“Appropriate List Matching Data” means (i) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by Computershare in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 1.15(c), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 1.15(c).

1.16	Red Flags Services.

(a)	The provisions of this Section 1.16 (the “Red Flags Section”) shall apply in the event the Fund elects to receive the “Red Flags Services”, which are hereby defined to mean the following services:

(i)	Computershare will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with:

(1)	account opening and other account activities and transactions conducted directly through Computershare with respect to Direct Accounts (as defined below), and

(2)

transactions effected directly through Computershare by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities that may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

“Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by Computershare as registrar of the Fund (the “Fund Registry”).

“Covered Person” means the owner of record of a Covered Account on the Fund Registry.

“Direct Account” means an Account established directly with and through Computershare as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through Computershare.

“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through Computershare.

“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	Computershare will provide the Fund with a copy of the policy and procedures and controls.

(iii)

Computershare will notify the Fund of Red Flags that it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv)

Computershare will (A) engage an independent auditing firm or other similar flint of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the evaluation (the “Evaluation Report”), and (B) furnish a copy of the Evaluation Report to the Fund; and

(v)

On a Quarterly basis issue a certification in a form determined to be appropriate by Computershare in its reasonable discretion, certifying to Computershare’s continuing compliance with the Controls after the date of the most recent Evaluation Report.

(b)

The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 615 (e) of the Fair Credit Reporting Act of 1970, as amended in 2010, and regulations promulgated thereunder by the SEC (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that Computershare has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on Computershare to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by Computershare in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time and Computershare shall provide notice to the Fund of such changes as soon as reasonably practicable under the circumstances.

SCHEDULE 3

KEY PERFORMANCE INDICATORS

Unless specifically defined in this Schedule 3 or specifically defined by reference to an Appendix or Schedule, capitalized terms used in this Schedule 3 shall have the meaning assigned to them in the Agreement.

A)	Certain Definitions.

“BlackRock” means, as the context requires, all Funds considered collectively or the Fund or Funds relevant to the particular context.

“BlackRock Legal and Compliance” means the group of individuals designated by the Funds and communicated to Computershare’s Customer Service Officer in writing as responsible for the oversight of the Funds’ related programs under the USA PATRIOT Act.

“Business Day” means a day the NYSE is open for business.

“Emergency Service” means Computershare’s performance of a service, activity or conduct requested by one or more Funds which is not provided for in the Agreement.

“Financial Transactions” means a redemption received by Computershare in good order.

“Green Zone” means the performance level in the column of the KPI Table titled “Green Zone”.

“Impacted Service Performance” has the meaning set forth in Section B(3) of this KPI Document.

“KPI Component” means a service level standard component outlined in the KPI Table in Section C of this KPI document.

“KPI Document” means this Key Performance Indicators document.

“Month” means a calendar month.

“Monthly Applicable Fees” means with respect to a given Month, the aggregate fees owed by the Funds pursuant to the section of the Fee Letter entitled “Transfer Agent and Registrar Fee” for that Month.

“Monthly Minimum” means the minimum number of transactions per Month that must be processed in each KPI Component in order to be eligible for the Service Fee Credit in Section D of this KPI document, to the extent noted in the KPI Table

“Non-Financial Transactions” means the certificate stops, certificate replacement via book entry shares and addition of information or changes to information in Fund accounts of Shareholders.

“Non-Routine Correspondence” means correspondence types not defined by the SEC as regulated pursuant to Rule 17Ad-5.

“Non-Routine Transactions” means transfer types which require, include, or involve any of the conditions defined by Rule 17Ad-1(i)(1)-(8).

“NYSE” means the New York Stock Exchange.

“Red Zone” means the performance level in the column of the KPI Table titled “Red Zone”.

“Routine Correspondence” means correspondence types defined by the SEC as regulated pursuant to Rule 17Ad-5.

“Routine Transactions” means transfer types which do not require, include, or involve any of the conditions defined by 17Ad-1 (i)(1)-(8).

“Service Fee Credit” has the meaning set forth in Section D(1) of this KPI Document.

“Subsequent Invoice” means, in connection with a Service Fee Credit, the invoice sent by Computershare to the Funds for the Month after the Service Fee Credit Amount is owed.

“Transactions” means Financial Transactions and Non-Financial Transactions, collectively.

“Yellow Zone” means the performance level in the column of the KPI Table titled “Yellow Zone”.

B)	General Terms and Conditions.

1)	All times expressed in this KPI Document are Eastern Time.

2)	The words “the Funds” when used in this KPI Document shall mean, without further specification or clarification of any nature, “the Funds considered collectively as a whole and not individually”.

3)

If the occurrence of any of the events, circumstances, or conduct listed immediately below adversely impacts Computershare’s performance of a KPI Component listed in the KPI Table in Section C, below (such as by causing interference with or delaying Computershare’s normal performance of an activity, increasing demand for resources or reducing the availability of resources) and Computershare provides reasonable proof of such adverse impact (an “Impacted Service Performance”), then if in the Month that the Impacted Service Performance occurs, Computershare’s performance of the KPI Component represented by the Impacted Service Performance falls within the Red Zone for the relevant KPI Component as a result of that/those Impacted Service Performance (s), then the Month shall be skipped (deemed not to have occurred) for purposes of determining Service Fee Credits, provided that, with respect to (iv) no such Month shall be skipped unless the parties have agreed in writing in advance of such occurrences for the KPI or KPIs that may be so impaired;

i)

Any breaches of the Agreement by a Fund, any negligent conduct or errors of a Fund, or any failure of a Fund to perform in accordance with standard for the mutual fund industry or which is needed for the performance by Computershare of any KPI Component in accordance with applicable performance standards;

ii)	An Event Beyond Reasonable Control (as defined in Section 7 of the Agreement), provided Computershare satisfies the condition specified in the last sentence of Section 7.5 of the Agreement;

iii)	Errant Data;

iv)	Any performance by Computershare of an Emergency Service; and/or

v)	The average volume of transactions or inquiries significantly increases as a result of outside factors or unforeseen circumstances for which Computershare is not the proximate cause.

4)

Computershare acknowledges that the Funds regard KPI performance in the Yellow Zone to be less than satisfactory to the Funds, and in the event performance of a KPI is reported within that KPI’s Yellow Zone, Computershare will increase its oversight of the performance of that KPI activity with the goal of increasing performance to that KPI’ s Green Zone level.

C)	KPI Table.

The service level standards in the following table (the “KPI Table”) will be monitored and measured on a Monthly basis and all KPI metrics will be reported to BlackRock (including KPI’s that do not meet the “Monthly Minimum” set forth in the KPI Table). For KPI’s that include multiple process measurements to calculate the KPI percentage, if one of the process measurements does not meet the applicable monthly minimum, then the calculation is based solely on the remaining process measurement for that specific KPI, if such remaining process measurement meets the applicable monthly minimum.

KPI#	KPI Description	Service Description	Monthly Minimum	Calculation	Green Zone	Yellow Zone	Red Zone
1	Telephone inquiries – abandoned rate	Achieve abandoned call rate on average each Month.	N/A	Calls abandoned over 20 seconds, divided by total calls in Month.	≤2%	>2 to ≤2.5%	>2.5%

2	Telephone customer service level	Achieve telephone customer service level on average each Month	N/A	Calls answered under 20 seconds + calls abandoned under 20 seconds, divided by total calls in Month.	≥85%	<85% to >80%	≤80%

3	Processing of Financial Transactions in a timely manner	Financial Transaction timeliness. Processed within 5 Business Days of receipt.	35	Number of Financial Transactions processed within 5 Business Days divided by number of Financial Transactions received for the Month.	≥98%	<98 to ≥97%	<97%

4	Distribution Output	ACH payments released by Computershare on Payable Date Checks mailed on Payable Date	N/A

Total percentage of distribution ACH payments released on Payable Date per month.

Total percentage of distribution checks mailed on Payable Date per month.

The final KPI percentage is a combined average of the above.

					=100%	<100 to ≤99%	<99%

5	Non-Financial Transactions Timeliness	Non-Financial Transactions processed within 5 Business Days	35	Number of Non-Financial Transactions processed within 5 Business Days divided by total number of Non-Financial Transactions received for the Month.	>99%	<99% to ≥97%	<97%

6	Routine Transactions	Routine Transactions processed within 3 Business Days	35	Number of Routine Transactions processed within 3 Business days divided by total number of Routine Transactions received for the Month.	≥98%	<98 to ≥97%	<97%

				Number of Non-Routine Transactions processed within 10 Business days divided by total number of Non-Routine Transactions received for the Month.

	Non-Routine Transactions	Non-Routine Transactions processed within 10 Business Days	35	The final KPI percentage is a combined average of the above.

	SEC Routine Correspondence		35	Number of Routine Correspondence items processed within 5 Business days divided by total number of Routine Correspondence items received for the Month.

7		Routine Correspondence processed within 5 Business Days		Number of Non-Routine Correspondence items processed within 10 Business days divided by total number of Non-Routine Correspondence items received for the Month.	≥98%	<98 to ≥97%	<97%

	SEC Non-Routine Correspondence	Non-Routine Correspondence processed within 10 Business Days	35	The final KPI percentage is a combined average of the above.

8	Shareholder communications	Make the Shareholder statements available online within 5 Business Days from statement production end period category for Month. Complete the Shareholder Regulatory Report Mailings within 5 Business Days of receipt of the reports. BlackRock to provide expected receipt date in advance.	N/A	The number of mailing items completed for each category in the target timeframe divided by the total mailing items for each The final KPI percentage is a combined average of the above.	–100%	100% to ≥95%	<95%

		Complete Year-end 1099DIV tax form mailings by the IRS deadlines. Complete Check mailings for redemptions on T+4 Complete Shareholder letters mailing within the agreed upon timeframe for each mailing

9	Regulatory Reporting Oversight	Notice of OFAC matches – provided to BlackRock Legal and Compliance as generated within 2 reports sent within the	N/A	Total number of regulatory items provided within the specified timeframes divided by the total number of regulatory items and or Business Days. Month.	100%	<100% to ≥95%	<95%

10	System availability	Ensure SCRIP system is available for update of Shareholder records and trade processing.	N/A	Availability shall be measured by dividing the aggregate time of Unscheduled Outage periods (defined below) for a given Month by the total amount of Committed Time (defined below) available for that Month. An “Unscheduled Outage” shall mean any outage that is not a “Scheduled Outage”. “Committed Time” shall mean, as to each Business Day, one hour before the trading session for that day is scheduled to open on the NYSE and one hour after the trading session on the NYSE for that day finally closes, but excluding the following periods of Scheduled Outage (defined below). A “Scheduled Outage” shall mean (1) those time periods from 12 AM Saturday to 6:00 AM Sunday each week and 11:00 PM to 12:00 AM daily, during which Computershare’s System maybe unavailable due to routine maintenance; and (2) any time period as to which Company has received prior notice.	≥99.5%	<99.5% to ≥98%	<98%

D)	Service Fee Credits.

1)	Service Fee Credits.

Except as otherwise provided in this KPI Document, BlackRock shall be entitled to a Service Fee Credit applied against the Monthly Applicable Fees when Computershare fails to meet any 1 (or more) of the KPI Components set forth in the Red Zone detailed as follows:

Number of continuous Months the same KPI Component set forth in the Red Zone has not been met	Credit of Monthly fees (per KPI Component in Red Zone)
1	$0
2	$1,500
3 or more	$2,500

a.	A service fee credit owed by Computershare under Section D(1) of this KPI Document is referred to herein as a “Service Fee Credit”.

b.

Computershare’s obligation to pay any Service Fee Credits shall be determined, and if owed, calculated, with respect to individual Months. With respect to any Month, if Computershare shall owe a Service Fee Credit amount pursuant to the terms of this KPI Document, such Service Fee Credit(s) shall be included on the Subsequent Invoice.

2)	Service Fee Credits shall not apply to the first three full Months that the Agreement is effective.

SCHEDULE 4

GOVERNANCE

1.	GENERAL MATTERS.

1.1

Unless specifically defined in this Schedule 4 or specifically defined by reference to an Appendix or Schedule, capitalized terms used in this Schedule 4 shall have the meaning assigned to them in the Agreement.

1.2

The Fund and Computershare acknowledge that meaningful interactions between senior members of their respective organizations, in addition to the meetings set forth in Section 3, may be mutually advantageous.

1.3	This Schedule 4 is intended to set out a process by which the Fund may:

(i)	Discuss the activities of Computershare contemplated by the Agreement, including without limitation:

(A)	performance of the Services generally and performance of Services subject to the service level standards included in the KPI Table (as defined in Schedule 3);

(B)	activities that occur in accordance with Schedule 2 but solely to assist the Fund Agent (as defined in Schedule 2) in performing the role of Fund Agent; and

(C)	issues and concerns arising in connection with such activities;

(ii)

Disseminate information to Computershare above and beyond that furnished to Computershare in the ordinary course of business that may be useful to Computershare in performing its obligations under the Agreement; and

(iii)	Discuss potential improvements and refinements to the Services, including the development of new or improved technologies and processes that could be implemented.

2.	RELATIONSHIP TEAMS

2.1	Certain Definitions:

“Blackrock Oversight Team” means the individuals listed in the table at Section 2.2 (including as it may be revised pursuant to Section 2.3) as the Head of Domestic Shareholder Services and TA Oversight Director for the Funds.

“BlackRock Relationship Team” means the individuals listed in the table at Section 2.2 (including as it may be revised pursuant to Section 2.3) under the heading BlackRock Relationship Team.

“Computershare Relationship Team” means the individuals listed in the table at Section 2.2 (including as it may be revised pursuant to Section 2.3) under the heading Computershare Relationship Team.

“Computershare Service Team” means the individuals listed in the table at Section 2.2 (including as it may be revised pursuant to Section 2.3) as the Relationship Executive, the Senior Customer Service Officer and the Customer Service Officers of Computershare.

“Relationship Teams” means the BlackRock Relationship Team and the Computershare Relationship Team considered collectively, whether used in the singular or the plural number.

2.2

Each Fund hereby authorizes each individual member of the BlackRock Relationship Team to represent the Fund on all matters reasonably related to this Schedule 4, and, on its behalf, to communicate with Computershare; Computershare may rely on any communication from an individual member of the BlackRock Relationship Team as a communication directly from a Fund and may rely on this authorization. Furthermore, the Fund may provide Computershare with lists of other authorized persons from time to time and shall indicate the authority granted to each such person in sufficient detail to provide reasonable guidance to Computershare.

Relationship Teams

BlackRock Relationship Team

Fund Position	Name of Individual Filling Position
Global Head of TA Services	Daniel J. Schwieger
Head of Domestic Shareholder Services	Lisa A. Hill
TA Oversight Director	John Sebulsky
Lead for Global Provider Services	Georgia A. Plevritis, Dawn Ferrotta, Jennifer Scharnitz, Matthew Luongo, Sharman Fleming, Sharon Fucci, Lynn Louie, Fran Gero, Paul Mickle

Computershare Relationship Team

Computershare Position	Name of Individual Filling Position
Business Head	Steven Rothbloom
Business Executive	Jay McHale
Relationship Executive	Mike Lang
Senior Customer Service Officer	Tyler Haynes
Customer Service Officers	Jen Bridges, Jeff Almeida, Angela Dray

2.3	Each party will promptly notify the other party in writing of any changes to their respective Relationship Teams.

2.4	Any of Computershare’s Customer Service Officers shall constitute the initial escalation points for the Fund to seek prompt attention to significant issues relating to the delivery of the Services.

2.5

Computershare agrees to consider any evaluations of the members of its Relationship Team provided to it in writing by the Fund but retains the right to appoint members of its Relationship Team in its sole and absolute discretion.

3.	GOVERNANCE MEETINGS

Without modifying in any manner any provision of the Agreement that requires the parties to communicate in a particular manner:

3.1	Periodic Review Meetings.

(a)

Such members of the BlackRock Relationship Team and the Computershare Relationship Team as may reasonably be deemed appropriate by agreement of the parties, shall meet periodically, either in person or telephonically, (such meeting being the “Review Meeting”) to discuss the matters that the Fund or Computershare may reasonably request to include in the agenda for the particular meeting, including without limitation the following:

(i)	Computershare’s performance of Services generally and of the Services subject to the service level standards included in the KPI Table (as defined in Schedule 3);

(ii)	Issues that may impact Computershare’s performance, or the Fund’s receipt, of the Services or other issues affecting the relationship of Computershare and the Fund generally;

(iii)	Financial management of the Agreement;

(iv)	Service Fee Credits (as defined in Schedule 3) and issues arising from them;

(v)	Matters arising under any Schedule;

(vi)	Performance of each party’s respective obligations and responsibilities under and in accordance with the Agreement.

(b)

If a relevant member of a Relationship Team is unable to attend a particular Review Meeting, the party that person represents may send another person (to be designated in advance) in such person’s place. In these circumstances, the parties agree to send only representatives who have the necessary power and authority to conduct and advance discussions in good faith at the appropriate level with respect to matters on the agenda for such Review Meeting.

(c)	The parties will use reasonable efforts at each Review Meeting to agree upon the date and time for the next Review Meeting.

(d)	The parties will use reasonable efforts to submit proposed agenda items to each other reasonably in advance of each scheduled Review Meeting.

(e)	The parties will use reasonable efforts to submit draft papers and appropriate supporting documents, as relevant, to each other reasonably in advance of each scheduled Review Meeting.

(f)

Computershare shall, to the extent agreed upon by the parties at the particular Review Meeting, take notes on major discussion points that occurred at the meeting on matters mutually designated by the parties, including without limitation, to the extent mutually identified, action items and timelines with major milestones, and distribute the notes to all participants in the particular Review Meeting within a reasonable period following the meeting. Computershare shall discuss the distributed notes to the extent reasonably requested by the Fund, shall revise the distributed notes following such discussions to the extent it determines in its discretion to do so, and shall distribute any notes so revised to all participants in the particular Review Meeting. The Fund may distribute to all participants in the particular Review Meeting its own notes with respect to matters addressed by Computershare’s notes.

(g)

Reasonably in advance of a scheduled Review Meeting, Computershare shall distribute an agenda for the particular Review Meeting (with respect to Fund agenda items, to the extent it has received such from the Fund), materials reasonably requested by the Fund or reasonably determined by Computershare to be appropriate for the meeting, and, to the extent required by agreement of the parties at the prior Review Meeting, information that describes in reasonable detail the status of specified action items. The Fund may distribute to all participants in a scheduled Review Meeting materials that it reasonably determines to be appropriate for the meeting.

3.2	Operational Meetings.

(a)

As mutually agreed upon, the parties will meet by conference telephone to discuss any day-to-day operational matter of interest (the “Operational Meeting”) that the Fund or Computershare may reasonably request to include in the agenda for the particular meeting, including without limitation the following:

(i)

As reasonably requested by the Fund giving it an opportunity to ask questions, give information and provide opinions with respect to the day- to-day services provided by Computershare, support needs of the Fund, and activities contemplated by Schedule 2.

(ii)	Computershare’s capacity and capabilities for expanding and enhancing the Services;

(iii)	Fund priorities and strategy; and

(iv)	Changes in Applicable Law and other regulatory issues;

(b)

In the event the Fund or Computershare requests of the other party that it meet other than in a meeting described elsewhere in this Section 3 on urgent operational or service-related matters and the other party agrees, then:

(i)

The meetings will involve the Fund and Computershare representatives as agreed upon by the parties with appropriate levels of knowledge and seniority to discuss the matters with respect to which the meeting will be held and to make commitments (in his or her sole discretion) on behalf of the party represented;

(ii)	The parties will use reasonable efforts provide relevant information reasonably requested by the other party prior to or at the meeting;

(iii)

Subsequent to each meeting the parties will use reasonable efforts to distribute all materials they agreed to provide during the meeting within the time periods they agreed to provide them, including for example a list of the issues, discussion points, action items and timelines.

3.3	Other Meetings.

(a)

Annual Due Diligence Meeting. Once each calendar year the parties will meet to provide the Fund an opportunity to ask questions, give information and provide opinions with respect to, and to examine to the extent expressly granted by the Agreement: regulatory and operating risk issues, Computershare’s controls framework, on-going compliance of the Services and any significant breaches or trends about which the Fund or Computershare are concerned.

(b)

User Group Meetings. To the extent Computershare plans and holds meetings between the personnel who manage its technology products and the clients who use particular technology products, if applicable Computershare will provide the Fund with reasonable advance notice of such meetings and invite the Fund to attend.

(c)

Chief Compliance Officer (CCO) Forum. To the extent Computershare plans and holds meetings between its clients and the personnel who manage its compliance services and other support services of interest to Chief Compliance Officers of its clients, Computershare will provide the Fund with reasonable advance notice of such meetings and invite the Fund to attend.

(d)

Computershare Service Team and BlackRock Oversight Team. Such members of the BlackRock Oversight Team and the Computershare Relationship Team as may reasonably be deemed appropriate by agreement of the parties will, upon the reasonable request of the other, meet to discuss in good faith operational matters.

(e)

Facilitated Contact. BlackRock’s TA Oversight Director and Computershare’s Relationship Executive will, upon the reasonable request of the other, facilitate direct contact between appropriate Fund personnel and appropriate Computershare personnel with respect to operational matters that both individuals reasonably agree require direct contact between operational personnel in addition to that which occurs in the ordinary course of business.

3.4	High Level Contacts. Both parties agree to communication between BlackRock’s Head of Domestic Shareholder Services and Computershare’s Business Executive on an as-needed basis.

SCHEDULE 5

BUSINESS CONTINUITY PLANNING/DISASTER RECOVERY

1.	Business Continuity Plans/Disaster Recovery

Computershare shall maintain a Business Continuity Plan for the Services and execute the Business Continuity Plan in the event of any unplanned or anticipated interruption of the Services consistent with the provisions set forth in this Schedule 5 (“Schedule”). Computershare shall provide BlackRock with a summary of the business continuity process, Exhibit A of this Schedule, in accordance with Section 19 of the Agreement. Computershare shall provide BlackRock with its periodic disaster recovery exercise attestation letters as soon as available, and at a minimum at least annually.

If Computershare fails to reinstate the Services within the recovery times set forth in this Schedule, BlackRock may, in addition to other remedies available hereunder, at its sole discretion, immediately terminate the Agreement as a non-curable default under Section 16.3(b) of the Agreement. The force majeure and Section 7.5 terms of the Agreement do not remove or diminish Computershare’s obligation to deliver the recovery service levels described herein.

2.	Business Continuity Service Levels

Computershare will comply with all Recovery Time Objectives (RTO) and Recovery Point Objectives (RPO) as defined in this Schedule.

Recovery capacity shall equal the normal service levels defined in the Agreement.

The continuity service levels apply regardless of the number of other customers

Computershare is obligated to service during any such interruption of Service.

3.	Business Continuity Plan Maintenance and Exercising

Review and testing of Computershare’s business continuity plans shall occur at least annually Computershare shall develop a plan to remedy any failures or anomalies identified during testing.

4.	Notification

Computershare shall promptly notify the Fund (i) in the event the Business Continuity Plan is executed for any Services or work locations supporting the Fund, or (ii) Computershare’s Customer Service Officer (as defined in Schedule 4 of the Side Agreement) becomes aware that it is reasonably likely that the Business Continuity Plan will be executed. Each party shall maintain at all times identified points of contact for the purpose of requesting information and obtaining the detailed, up-to-date status of the other party’s progress and ongoing actions during disasters which require execution of the Business Continuity Plan (“Plan Contacts”). Computershare’s lead Customer Service Officer (as defined in Schedule 4 of the Side Agreement) for the Fund shall be responsible for coordinating Computershare’s communication with the Fund regarding the Business Continuity Plan, including, without limitation, recovery testing and implementation of recovery procedures. Each party shall notify the Plan Contacts of the other party in writing (e-mail shall constitute a writing for this purpose) of any changes to the Plan Contacts or any updates to their contact information.

Annually or upon request of the Fund as part of any annual site visit conducted by the Fund, Computershare will provide the following documentation to the Fund to evidence compliance of the Business Continuity Plan with the requirements of this Agreement:

(a)	a written summary schedule of Business Continuity Testing Events (as defined immediately below);

(b)

a written summary of testing performed, including, but not limited to, identification of any significant challenges experienced in the testing and actions taken or planned to address such challenges; and

(c)

a written summary of any material changes to the Business Continuity Plan or related procedures reasonably expected to be implemented during the year following the site visit. “Business Continuity Testing Events” means an annual call tree test, annual alternate site recovery and semi-annual application test for recovery objective.

5.	Business Continuity Service Levels

Recovery Time Objective (RTO) is the time period (objective) it takes to switch over to the disaster recovery site once Computershare makes the decision to switch over. The aim is to have a fully functional system within that time frame.

Recovery Point Objective (RPO) is the point in time before the disaster that Computershare can recover to. Computershare will comply with all Recovery Time Objectives (RTO) and Recovery Point Objectives (RPO) provided by the Customer Service Officer from time to time. The RTO and RPO as of the Effective date are set forth below:

•	“RPO” recovery time will be within four (4) hours, subject to Computershare’s ability to access at least one (1) of its data centers.

•	“RTO” recovery time will be within twenty-four (24) hours, subject to Computershare’s ability to access at least one (1) of its data centers.

Recovery capacity shall equal the normal service levels defined in the Agreement. The continuity service levels apply regardless of the number of other customers Computershare is obligated to service during a disaster.

6.

In the event that the Fund (or the Fund’s investment adviser) implements or updates its business continuity and/or disaster recovery plan, Computershare shall provide all reasonable assistance to the Fund as may be requested.

EXHIBIT A (CPU Executive Summary)

SCHEDULE 6

REPORTS AND INFORMATION

	Report	Frequency
1.	Distribution Funding Grids	By the 5th Business day after record date, but no later than 1 Business Day before payable date

2.	DRP Trade Summaries	Daily during DRIP cycle

3.	DRP Recap Report	Daily during the DRP cycle, as funds issue shares and finish purchasing

4.	Late Term Report	On Payable + 1

5.	DRP Analysis Grid	As soon as practical after all funds have completed the DRP process

6.	Shares Outstanding Report	Weekly, every Monday, as of the previous business day and on month end

7.	Number of Registered accounts	Monthly by the 5th Business Day

8.	Affiliate Reporting	Monthly by the 5th Business Day

9.	Monthly Score Card	Monthly by the 15th Business Day

10.	38a-1 Certification	Quarterly

11.	Pre-escheatment list of at risk accounts	With commercially reasonable advance notice of each escheatment cycle

*	Computershare agrees to provide such other reports (including but not limited to ad hoc reports) as shall be requested by the Fund from time to time.

SCHEDULE 7

POST-TERMINATION SERVICES EXTENSION AND DECONVERSION SERVICES

1.	GENERAL TERMS.

1.1	Unless specifically defined in this Schedule 7 or specifically defined by reference to a Schedule, capitalized terms used in this Schedule 7 shall have the meaning assigned thereto in the Agreement.

1.2

Computershare shall communicate on all Deconversion matters solely with the Deconversion Fund, Computershare shall not be obligated to act on any communication relating to a Deconversion matter if the communication does not come directly from the Deconversion Fund, and Computershare may rely on any communication from the Deconversion Fund as a communication directly from the Fund. On all Deconversion matters, the Fund hereby authorizes the Deconversion Fund to communicate with Computershare on its behalf and to enter into legally binding agreements with Computershare regarding Deconversion matters and Computershare may rely on this authorization.

1.3

The Deconversion Fund and Computershare’s Customer Service Officer (as defined in Schedule 4 of the Side Agreement) shall constitute the principle points of contact between the Deconversion Fund and Computershare with respect to Deconversion matters.

1.4	Notices required or permitted to be given under this Schedule 7 shall be governed by Section 20.1 of the Agreement, unless specifically provided otherwise in this Schedule 7.

2.	CERTAIN DEFINITIONS.

“Deconversion” means the collaborative process of transferring Shareholder files and records related to the Funds from the Computershare system to the processing system of the Replacement Provider.

“Deconversion Activities” means any activities of Computershare, including without limitation all Deconversion Services, associated with any transfer or movement of files, records, materials or information or a conversion thereof to the Replacement provider.

“Deconversion Commencement Date” means the date that Computershare begins sending files regarding the Deconversion Fund to the Replacement Provider.

“Deconversion End Date” means the final expiration date of the Agreement with respect to a Deconversion Fund.

“Deconversion Fund” means the particular Fund or Funds that are deconverting.

“Deconversion Services” means the Computershare services described by Sections 4.2 through 4.7, as may be amended from time to time.

“Funds Termination Notice” means a termination notice sent by the Fund pursuant to Section 16 of the Agreement satisfying all terms of the provision pursuant to which it was sent.

“Computershare Termination Notice” means a termination notice sent by Computershare pursuant to Section 16 of the Agreement satisfying all terms of the provision pursuant to which it was sent.

“Replacement Provider” means the entity designated by the Deconversion Fund in a written notice received by a Customer Service Officer as the successor service Provider for such Deconversion Fund.

“Termination Notice” means a Funds Termination Notice or a Computershare Termination Notice.

3.	NOTIFICATIONS REGARDING DECONVERSIONS.

3.1	Deconversion Services.

(a)

In the event Computershare receives a Funds Termination Notice or the Fund receives a Computershare Termination Notice, Computershare shall provide Deconversion Services with respect to termination of the Agreement or Services being terminated, as the case may be, subject to the particular Termination Notice.

(b)	A Deconversion Notice shall in all cases be conclusively presumed to request that the Deconversion Activities be completed as of the Deconversion End Date.

4.	THE DECONVERSION SERVICES.

4.1

Computershare shall undertake commercially reasonable efforts, subject to the further provisions of Section 5, to perform the Deconversion Services subject to the good faith and commercially reasonable cooperation of the Replacement Provider and the Deconversion Fund in such efforts.

4.2

Computershare will cooperate in good faith with the Deconversion Fund and Replacement Provider to advise them with respect to their creation of a Deconversion plan, including without limitation advice with respect to objectives, feasible timelines and significant milestones, specifications and requirements supported by Computershare, master files and balancing reports typically furnished by Computershare in deconversions, and to reasonably assist in the manner customary for terminating service providers in the execution of reasonable action items in the Deconversion plan.

4.3	Computershare will provide a certification letter on the first business day following the Deconversion End Date verifying key system totals including:

(i)	Total Issued and outstanding shares

(ii)	Current year distributions, and withholding

4.4

Computershare will reasonably cooperate with the Deconversion Fund and Replacement Provider in their efforts, as may be requested, to create a document which maps the transfer of responsibility for applicable transfer agent functions from Computershare to the Replacement Provider, including, but not limited to:

(i)	Uncashed checks

(ii)	Shareholder mail

(iii)	ACH returns

(iv)	Misdirected wires

(v)	Open control reconciliation items

(vi)	RPO and escheat items

(vii)	Civil penalties

(viii)	W-9 forms and W-8 forms

(ix)	Tax reporting

(x)	Shareholder confirmations and statements

(xi)	Research items

(xii)	Correspondence items

(xiii)	Fulfillment items

(xiv)	Adjustments

(xv)	Shareholder servicing (call center)

(xvi)	Control reporting and settlement

4.5

In connection with a reasonable number of a “dress rehearsals” or “mock deconversions” reasonably requested by the Replacement Provider prior to the Deconversion End Date, Computershare will provide a master file and balancing report for each Deconversion Fund customary for a deconversion to the Replacement Provider in closed-end fund/equity transfer agent format and specifications, and provide the Replacement Provider with the customary assistance of a transferring service provider in such “dress rehearsals” or “mock deconversions”. The Customer shall pay for each individual file created by Computershare in connection with such “dress rehearsals” or “mock deconversions” in accordance with the fee schedule of Computershare for such services in place at the time of the “dress rehearsals” or “mock deconversions”.

4.6

In connection with the Deconversion of each Deconversion Fund, Computershare will provide a master file and balancing report customary for a deconversion to the Replacement Provider in closed-end fund/equity transfer agent format and specifications, with data relating to the Deconversion Fund as of the Deconversion End Date and provide the Replacement Provider with the customary assistance of a transferring service provider in deconversions.

4.7

Notwithstanding anything in this Schedule 7 to the contrary, nothing herein contained will be construed to require Computershare to share any of its Confidential Information or its Proprietary Information with any entity which is a competitor of Computershare.

5.	ADDITIONAL TERMS GOVERNING SERVICES EXTENSIONS AND DECONVERSION SERVICES

5.1	Computershare will have no obligation to furnish the Services after the termination date of the Agreement.

5.2	Computershare will have no obligation to provide Deconversion Services until Computershare receives notification of termination of the Deconversion Fund.

5.3

Computershare will use commercially reasonable efforts to commence the Deconversion and perform the Deconversion Services by the applicable termination date, but Computershare makes no warranties, covenants, guarantees or representations that it will or be able to commence the Deconversion or complete all Deconversion Services by such date. Provided that, in the event Computershare is not able to commence the Deconversion or complete all Deconversion Services by the termination date, including as the result of any delays relating to the preparations for such Deconversion by the Replacement Provider or the Deconversion Fund, the parties agree to work together in good faith to mutually determine a new termination date for such Deconversion Fund, including cooperating on any subsequent changes to such date as are required to complete the Deconversion.

5.4

All obligations of Computershare with respect to the performance of Service and Service Levels shall remain in effect until the Deconversion Commencement Date; provided, however, any failure of Computershare to perform a Service at a Service Level included in the KPI Table (as defined in the KPI Document) or otherwise in accordance with the Agreement that is reasonably attributable to the performance of Deconversion Activities, based on supporting materials or written reports furnished by Computershare, shall not be considered a breach of the Agreement or a Service Level and shall not be included in any determination of Service Fee Credits (as defined in the KPI Document).

5.5

In connection with any termination of the Agreement, upon request of the other party, each party will either return to the other party no later than the Deconversion End Date, or destroy, all Confidential Information of the other party, and upon the request of the other party will certify that it has complied with its obligations under this Section 5.5 with respect to the other party’s Confidential Information, except that a party may retain the other party’s Confidential Information subject to the confidentiality obligations of the Agreement to the extent (and for the limited period) that the party is required to do so for the purposes of compliance with applicable recordkeeping laws, rules or regulations; provided, however, notwithstanding the foregoing, Computershare may retain, subject to the confidentiality obligations set forth in the Agreement, copies of all data, information, files and records of whatsoever nature received, processed or created in connection with its activities under the

Agreement that it reasonably determines to be appropriate to document its compliance with the Agreement, to protect its rights under the Agreement, or to comply with legal, regulatory, audit, accounting or similar business requirements provided it does so in accordance with its information security policies and document destruction and retention policies.

6.	DECONVERSION FEES.

6.1

in connection with any termination under Section 16 of the Agreement involving Deconversion Services, the Fund shall pay to Computershare the amounts described in clauses (i) through (iii) below, in advance of the Deconversion Commencement Date:

(i)

any Fees and reimbursable expenses that may be owed pursuant to Section 4 of the Agreement for services performed by Computershare pursuant to the Agreement through the Deconversion End Date, as appropriate (whether or not previously invoiced);

(ii)

all fees and out of pocket expenses associated with the movement of records and materials to the Funds or the Replacement Provider, including fees such as, but not limited to, data files and reports, in accordance with the fee schedule of Computershare in place at the time of the Deconversion End Date, and any out of pockets incurred, including but no limited to freight;

(iii)

the amount estimated in good faith by Computershare (“Good Faith Estimate”) for the reasonable out-of-pocket expenses expected to be incurred in performing any services to be provided by Computershare following the dates with respect to which the compensation contemplated by clauses (i) and (ii) above has been calculated that constitute services provided for by the Agreement or that may relate to a cessation of operations or the winding up of the affairs covered by the Agreement, including by way of example and not limitation, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a service account for checks not yet cleared, and compliance with record retention requirements (“Reimbursable Trailing Expenses”); and

(iv)

Computershare’s obligation to perform any Deconversion Activities is expressly conditioned on the prior performance by the Fund, to Computershare’s reasonable satisfaction, of the Fund’s obligations set forth in the Agreement.

6.2	Within 120 days following the appropriate Deconversion End Date:

(i)

Computershare shall determine any (A) amounts that should have been paid pursuant to Section 6.1 or otherwise but could not or was not determined, invoiced or estimated by Computershare and have not been paid, and (B) any amounts paid pursuant to Section 6.1 or otherwise that are in excess of amounts actually owed;

(ii)

Computershare shall net the amounts determined in accordance with clause (i) above and notify the Fund whether Computershare owes money to the Fund or the Fund owes money to Computershare and the amount owed; and

(iii)

Within seven (7) Business Days following the notice in accordance with Section 6.2(ii), Computershare will pay the Fund any amount it owes the Fund or the Fund shall pay Computershare any amount it owes Computershare.

(iv)	Computershare will perform any tax or regulatory required mailings that may occur outside 120 days, as mutually agreed upon by the parties.

SCHEDULE 8

INSURANCE

Section 1.

General Matters. Unless specifically defined in this Schedule 8 or specifically defined by reference to an Appendix or Schedule, capitalized terms used in this Schedule 8 shall have the meaning assigned to them in the Agreement.

Section 2.

Minimum Coverage Requirements. Computershare shall at its sole cost and expense, during the term of the Agreement, procure and maintain in effect the insurance coverage covering the risks, claims and liabilities arising from or in connection with the performance of work under the Agreement by Computershare, its agents, representatives, employees or, where applicable, subcontractors, as specified in this Exhibit.. All insurance shall be procured from reputable insurers (rated A-, VIII or better by A.M. Best & Company) that are licensed, approved or admitted to do business in the state.

Section 3.	Insurance Coverage.

(i) Insurance covering Computershare’s employees for injuries arising out of their employment for services provided under the Agreement in an amount that will be sufficient to meet all applicable statutory requirements to cover Computershare’s employees (commonly referred to as “Workers’ Compensation Insurance”).

(ii) Insurance covering all sums Computershare shall become legally obligated to pay because of bodily injury by accident or disease sustained by any employee of Computershare arising out of their employment for services provided under the Agreement (commonly referred to as “Employer’s Liability Insurance”) in amounts not less than (a) $1,000,000 each accident for bodily injury by accident; (b) $1,000,000 each employee for bodily injury by disease; and (c) $1,000,000 policy limit for bodily injury by disease;

(iii) Insurance covering all sums Computershare shall be legally obligated to pay because of claims for bodily injury and property damage arising out of premises, operations, products and completed operations; and advertising and personal injury (commonly referred to as “Commercial General Liability Insurance” or “Public Liability Insurance”) in amounts not less than (a) $1,000,000 per occurrence and $1,000,000 in aggregate; and (b) $10,000,000 per occurrence of “Umbrella Liability Insurance” scheduling the “Commercial General Liability Insurance” or “Public Liability Insurance.” This insurance shall include: (a) contractual liability covering Computershare’s liability under the Agreement; and (b) a severability of interest clause.

(iv) If automobiles or other vehicles are used in connection with the performance or provision of the services under the Agreement, insurance covering all sums Computershare shall be legally obligated to pay because of claims for bodily injury or property damage arising out of the use of owned, hired, and non-owned automobiles in the rendering of Services to be provided under the Agreement (commonly referred to as “Automobile Liability Insurance”) in an amount not less than (a) $1,000,000 combined single limit for bodily injury and property damage per accident and in aggregate.

(v) Insurance covering loss resulting from dishonest or fraudulent acts committed by Computershare’s employees, its agents and, where applicable, subcontractors; forgery and alteration and including coverage of third party property; and computer crime as further described in (vii) (commonly referred to as “Crime Insurance” or “Fidelity Bond”) in an amount not less than $10,000,000 per claim.

(vi) Insurance covering all sums Computershare shall be legally obligated to pay because of claims for wrongful acts, negligent errors or negligent omissions committed by Computershare, its agents and employees arising from the Services to be provided under the Agreement (commonly referred to as “Professional Liability Insurance” or “Errors & Omissions Insurance”) in an amount not less than $10,000,000 per claim. If coverage is written on a “claims-made” basis, the retroactive date must be shown, and must be on or before the commencement of the services or work.

(vii) Insurance covering all sums Computershare shall be legally obligated to pay because of claims alleging a security failure (including but not limited to failure of a computer system, unauthorized access / use of a computer system, virus transmission, denial of service, physical theft of hardware) or a privacy event (including but not limited to failure to protect confidential information) (commonly referred to as “Cyber Liability Insurance” or “Network Security and Privacy Liability Insurance” or alternatively afforded by Comprehensive Crime and Computer Electronic Crime insurance) in an amount not less than $10,000,000 per claim. If coverage is written on a “claims-made” basis, the retroactive date must be shown, and must be on or before the commencement of the services or work.

Section 4.

Effect. The insurance requirements under the Agreement are not intended and shall not be construed to modify, limit, increase, or reduce the indemnification obligations made in the Agreement by Computershare to Customer or to modify, limit, increase or reduce Computershare’s liability as set forth in the Agreement.

Section 5.	No warranty is made by Customer that the coverage or limits set forth herein are adequate to cover and protect the interests of Computershare for Computershare’s operations.

Section 6.

Evidence of Insurance Coverage. Prior to the execution of the Agreement, Computershare shall furnish Customer with a certificate of insurance that evidences all the insurance required in the Agreement and thereafter at the request of Customer. Computershare’s failure to deliver evidence of coverage in form and substance reasonably satisfactory to Customer or its designee shall not be construed as a waiver of that party’s obligation to provide the required insurance coverage. Receipt by Customer of a non-conforming certificate of insurance does not constitute acceptance.

Section 7.

Notifications. Computershare shall provide for at least 30 days prior written notice to be given to Customer in the event coverage is materially changed, cancelled or non-renewed. Computershare shall not take or omit to take any reasonable action or (insofar as it is reasonably within its power) permit anything to occur in relation to the insurance policies indicated above as would entitle the relevant insurer to refuse to pay any claim under the policies.

SCHEDULE 9

CUSTOMER INFORMATION SECURITY

Adherence to Standards of Protection.

In fulfilling its obligations under this Schedule 9 (“Schedule”), Computershare may utilize methods, processes, or procedures concerning information security (“Processes”) similar to and substantially conforming to certain terms herein. Computershare shall at all times ensure that any such Processes are no less rigorous in their protection to Customer than (i) the standards reflected in this Exhibit’s terms set forth below, and (ii) the Processes by which Computershare maintains the integrity and efficacy of its own information security. In all cases Computershare’s Processes shall provide safeguards no less protective than those of the terms of this Exhibit in all material respects. Unless specifically defined in this Schedule, or specifically defined by reference to an Appendix or Schedule to the Agreement or Side Agreement, capitalized terms used in this Schedule shall have the meaning assigned to them in the Agreement.

(i)	Definitions.

a.	“Customer Confidential Information” means Confidential Information of the Customer provided to Computershare.

b.	“Firewall” is an integrated collection of security measures used to protect against unauthorized electronic access to a networked computer system.

c.	“Encryption” is a process of using an algorithm to transform data into coded information in order to protect confidentiality.

d.

“Intrusion Detection Process” (or “IDP”) is a method of reviewing system logs and processes in near real time and, without unreasonable delay, alerting management to known patterns of behavior that indicate an intrusion is occurring or is likely to take place soon.

(ii)	Breach Notification and Remediation.

In the event of an actual security breach incident involving Computershare’s systems or network that has resulted in unauthorized access to or disclosure of, or have any material adverse effect on, Customer Confidential Information (“Incident”), Computershare shall:

a.

Within two business days after the confirmation by Computershare of the occurrence of an Incident, notify a Lead for Global Provider Services (as defined in Schedule 4 of the Side Agreement) by telephone and subsequently in writing. Notice shall include the approximate date and time of the Incident and a summary of all relevant facts along with the actions taken to rectify the Processes and address the Incident’s effects. An Incident may include, but is not limited to, instances in which Computershare’s personnel (“Computershare Personnel”) access systems in excess of their user rights or otherwise use the systems inappropriately;

b.

Immediately implement commercially reasonable measures necessary to ensure the security of Computershare’s systems and restore the security of Customer Confidential Information. If such measures include temporarily restricting access to any of Computershare’s information, network or systems in order to mitigate against further breaches, Computershare shall notify Customer of the restricted access, in advance of such restriction when possible but in all cases as soon as possible. Customer may request additional steps of Computershare relating to Computershare’s Processes and to address the Incident’s effects. In the event of an Incident, Computershare shall reasonably cooperate with Customer in order for Customer to verify Computershare’s compliance with its obligations under this section (ii)(b).

(iii)	Independent Control Attestations.

Computershare shall:

a.

Computershare will engage a certified public accounting film to conduct a SSAE 16, AT 101, or equivalent audit of the control environment and activities of Computershare and prepare a report on an annual basis. Computershare shall make available to Customer a copy of each such report prepared in connection with each such audit, within a reasonable amount of time after receipt. Customer will pay a fee for each such report in accordance with Computershare’s fees in effect at such time; and

b.

Penetration Testing. For Computershare systems that host or process Customer Confidential Information, Computershare shall at least annually engage at its own expense a third party service provider for penetration testing and provide Customer with an executive overview of such testing. The method of test scoring and issue ratings shall follow standard industry practice, such as the latest Common Vulnerability Scoring System (CVSS) published by the US National Institute of Standards and Technology (NIST). For any material findings (critical, priority, or high risk), Computershare shall within thirty (30) days from its receipt of penetration test results produce a remediation plan detailing the actions and dates by when these security issues shall be fully resolved. Computershare’s failure to prepare and schedule a remediation plan within sixty (60) days of the penetration test report represents sufficient grounds for Customer to terminate the Agreement for cause.

(iv)	Data Management.

Computershare shall:

a.	Information Classification. Unless otherwise indicated by Customer, consider all Customer Confidential Information to be classified as “Confidential” and handle accordingly.

b.

Encryption of Information. Use industry-standard encryption techniques (for example, public encryption algorithms such as 3DES, RC4 RC5, IDEA, RSA and AES) at cipher strengths no less than 128-bit or equivalent for Customer Confidential Information. Computershare shall use industry standard authentication practices for Customer Confidential Information.

c.

Cryptographic Key Management. Ensure that cryptographic keys are managed securely at all times, in accordance with documented control requirements and procedures which are consistent with good industry practice, and shall ensure that Customer Confidential Information is protected against unauthorized access or destruction. Computershare shall ensure that if public key infrastructure (PKI) is used, it shall be protected by ‘hardening’ the underlying operating system(s).

d.

Transmission. If transferred across the Internet, any wireless network (e.g., cellular, 802.11x, or similar technology), or other public or shared networks, data must be protected using cryptography consistent with good industry practice. Computershare’s policies do not allow for the copying of Confidential Information to Removable Media (defined below).

e.

Data Backups. In connection with the performance of Services, Computershare shall create backup records of Customer’s information, including but not limited to server files (“backup files”) at least daily. Computershare will not create backup files on Removable Media. Any Computershare storage or retention of backup files is subject to all terms of this Section (iv).

f.

Event Logging. For Computershare’s systems directly utilized for providing services to Customer and/or processing or storing Customer Confidential Information, Computershare shall maintain logs of key events that may affect the confidentiality, integrity, and/or availability of the Service to Customer and that may assist in the identification or investigation of material incidents and/or security breaches occurring in relation to Computershare systems. Computershare shall retain the log for at least 12 months and protect the log against unauthorized changes (including, unauthorized amending or deleting a log). Computershare shall regularly review the logs of all key events within Computershare systems (preferably using automated tools) and notify Customer upon identification of any Incidents in accordance with Section (ii)(a) of this Schedule.

g.

Software Updates. Computershare shall (i) use the most current version of software required to support the performance of Services, including anti-virus and other security software, (ii) regularly review its software applications and systems in light of new products or software releases providing enhanced functionality, and (iii) replace or “patch” existing software as enhancements become available as determined appropriate by Computershare and consistent with good industry practice.

h.

Removable Media. For purposes of this Schedule , “Removable Media” means portable or removable hard disks, floppy disks, USB memory drives, zip disks, optical disks, CDs, DVDs, digital film, memory cards (e.g., Secure Digital (SD), Memory Sticks (MS), CompactFlash (CF), SmartMedia (SM), MultiMediaCard (MMC), and xD-Picture Card (xD)), magnetic tape, and all other removable data storage media whether owned by Customer or Computershare.

i.

Media Disposal and Servicing. In the event any hardware, storage media or Removable Media used in connection with the Services must be disposed of or transported for servicing, Computershare shall ensure all Customer Confidential Information has been deleted and is not accessible from such hardware and/or media using methods such as, burning, shredding, pulping, melting, mutilation, chemical decomposition, or pulverizing. Crosscut shredders shall be designed to produce residue particle size not exceeding 1/32 inch in width (with a 1/64 inch tolerance by 1/2 inch in length). Classified material in microform; that is, microfilm, microfiche, or similar high data density material may be destroyed by burning or chemical decomposition. Industry best practices should be deployed, such as those of the U.S. National Institute of Standards and Technology (NIST).

(v)	Computer & Network Security.

a.

Server Security. Access to any of Computershare’s computer servers used to perform development Services for Customer shall be limited to only Computershare Personnel performing Services. Computershare will back-up the server files daily

b.

Internal Network Segment Security. All data entering Computershare’s internal data network from any external source (including, without limitation, the Internet), must pass through Firewalls to enforce secure connections between internal and external systems and such Firewalls shall only allow specific types of data to pass through.

c.

External Segment Security. Computershare’s external connections to the Internet or direct connections to Customer shall (i) have commercially reasonable security measures and controls applied to its routers, and (ii) include an IDP that will monitor all data within the external segment and information coming from routers to the Firewalls. Computershare shall disable unnecessary network access points to prevent unauthorized devices from accessing the Customer VLAN. Computershare Personnel may not use PDAs to access devices with the Customer VLAN.

d.

Network and Systems Monitoring. Computershare shall actively monitor all of its networks and systems (including but not limited to IDP, Local Area Network/Wide Area Network (LAN/WAN) equipment and systems and all servers) to detect deviation from access control policies and actual or attempted intrusions or other unauthorized acts.

e.

Data Leakage. Computershare shall deploy data leakage tools to detect any unauthorized transfers of Customer Confidential Information outside Computershare systems and any unauthorized external transfers of such information.

f.

Instant Messaging and Email. Computershare shall ensure that its instant messaging and email services are protected by both policy and technical application controls, configuring all commercially reasonable methods for Computershare’s related infrastructure. To the extent Computershare Personnel will have access to external email or the Internet Computershare will have policies or systems to monitor its usage.

g.	User Authentication. Computershare shall implement processes designed to authenticate the identity of all network users through the following means:

i.	User ID. Each user of an application containing Customer Confidential Information shall be assigned a unique identification code (“User ID”).

ii.

Passwords. Each user on Computershare’s network should use a unique password to access applications containing Customer Confidential information. Passwords should be at least eight (8) alphanumeric characters, using mixed upper and lower case, numbers and special characters. Passwords and PINs must be different than User IDs and must be updated at least every ninety (90) calendar days. The use of passwords that are easily discerned shall be avoided (e.g., passwords made up from users’ birthdays, street addresses, children’s names, etc.) and shall align with ISO/EIC 27001:2005 and BS7799-2:2005. Computershare shall require users to update, at least every sixty (60) calendar days, PINs and passwords which control access to applications or systems containing Customer Confidential Information.

iii.

Secure tokens. Remote access to applications containing Customer Confidential Information shall require the use of security codes that are made available to users via a key fob or other token device issued by Computershare to each user.

iv.

Deactivation. Computershare applications shall automatically deactivate a User ID after a specified number of unsuccessful log-in attempts. Sessions must be restricted or timed out after a defined period of inactivity and require Users to re-authenticate. User IDs for Computershare Personnel with access to Customer Confidential Information shall be deactivated immediately upon changes in job responsibilities that render such access unnecessary, or upon termination of employment.

h.	Privileged Access. Computershare shall ensure that:

i.	Privileged user access accounts are not provided for use in day-to-day operations.

ii.	Users provided with privileged user access have such access terminated within two days following the relevant user leaving Computershare’s employment.

i.	Anti-virus Protection. Computershare shall:

i.	Scan incoming files. Computershare shall use industry-accepted anti-virus tools to scan all incoming files that may be stored or processed with files containing Customer Confidential Information.

ii.

Use commercially reasonable efforts to protect against any Unauthorized Code. “Unauthorized Code” means any virus, Trojan horse, worm or other software routines or equipment components whose effect is to permit unauthorized access or to disable, erase or otherwise harm software, equipment or data, or to perform any other actions not authorized by Customer.

iii.	Use commercially reasonable efforts to protect against transferring Unauthorized Code to Customer or Customer’s systems via email or other electronic transmission.

iv.

Use commercially reasonable efforts to protect against any Self-Help Codes. “Self-Help Codes” means any back door, time bomb, drop-dead device, or other software routine whose effect is to disable a computer program automatically with the passage of time or under the positive control of an unauthorized person. Self-Help Codes do not include software routines whose effect is to permit an owner or authorized user of the computer program to obtain access to a Customer’s computer system (s) (e.g., remote access via modem) solely for purposes of maintenance or technical support.

(vi)	System Development

a.	Development Methodology and Installation Process.

i.

For systems directly providing services to Customer and/or processing or storing Customer Confidential Infonnation, Computershare shall ensure that development activities are carried out in accordance with a documented system development methodology.

ii.	Computershare shall ensure that new systems and changes to existing systems are deployed to the live environment strictly in accordance with a documented process.

b.

Development Environments. Computershare shall ensure that system development is performed in distinct environments segregated from the production environment, and protected against unauthorized disclosure of Customer Confidential Information.

c.

Capacity and Performance Planning. For systems directly providing services to Customer, Computershare shall ensure that the likelihood and impact of system failures or outages are minimized, through the use of effective capacity and performance planning practices. For systems used to process Customer transactions and/or to manage Customer assets, Computershare shall maintain capacity plans and conduct performance monitoring in accordance with good industry practice.

d.

Testing Process. Computershare shall ensure that all elements of a system (i.e. application software packages, system software, hardware and services) shall be tested at all stages of the systems development lifecycle before the system is promoted its live environment.

e.

Live Data in Test Environments. Computershare shall ensure that Customer Confidential Information (including Personal Data) is never used within test environments without documented controls needed to protect such information, including but not limited to the scrambling and obfuscating of such Customer Confidential Information in accordance with commercially reasonable standards.

f.	Secure Coding Practices. Computershare shall have secure development practices, including the definition, testing, and deployment of security requirements.

(vii)	General Security.

a.

Point of Contact. Computershare shall designate a point of contact to coordinate and be accountable for the continued security of all Customer Confidential Information and related systems in Computershare’s possession or to which Computershare has access.

b.

Facilities. All Services involving the processing of Customer Confidential Information shall be (i) developed in Computershare facilities, and (ii) housed in secure areas and protected by perimeter security such as barrier access controls (e.g., the use of guards and entry badges) that provide a physical environment secure from unauthorized access, damage, and interference (the “Dedicated Facilities”). Additional requirements specific to the Dedicated Facilities are:

i.	All access points are designed to restrict entry and limit access to certain designated areas to authorized personnel and peimitted visitors.

ii.

Computershare shall implement and maintain personnel and physical security policies, including, without limitation, a “clean desk” policy. In addition, the Dedicated Facilities must contain shredders and confidential bins for disposing of documents containing Customer Confidential Information or related to the Services, and all papers discarded in such bins must be shredded.

iii.	Computershare has installed closed circuit television (CCTV) systems and CCTV recording systems to monitor and record access to controlled areas.

iv.	All Computershare Personnel shall be issued and shall display an identification badge showing the bearer’s name and photographic likeness.

v.

Each location shall maintain procedures for validating visitor identity and authorization to enter the premises, including but not limited to an identification check, issuance of an identification badge, validation of host identity, purpose of visit and recorded entry and departure time.

c.	Change and Patch Management

i.

Computershare shall ensure that changes to applications, any part of Computershare’s IT infrastructure, and the network shall be tested, reviewed and applied using a documented change management process.

ii.

Computershare shall ensure that emergency fixes, including security patches, are implemented when available and approved, unless this introduces higher business risks. Computershare systems that for any reason cannot be updated shall have security measures installed to fully protect the vulnerable system. All changes must be undertaken in accordance with Computershare’s approved change management process.

iii.

Patch Management. Computershare shall develop and implement a patch management strategy that is supported by management controls and patch management procedures and operational documentation. Within a reasonable time, Computershare will review newly available security patches and determine whether to implement a particular patch and the timing of any such implementation based upon risks to Computershare or its customers and such other factors as Computershare deems relevant.

iv.

Computershare shall have a documented process to identify and remediate security vulnerabilities in any software provided to Customer and provide these updates to Customer within a reasonable time after their becoming available, if applicable.

d.	Training of Computershare Personnel.

Computershare shall at least annually supply all Computershare Personnel with appropriate ongoing training regarding Computershare’s Processes, including, without limitation, procedures to ensure all Computershare Personnel promptly report Incidents and suspected security breach incidents. Such training shall be provided within one (1) month of Computershare Personnel being engaged in the provision of Services or prior to Computershare Personnel being given access to Customer Confidential Information. Computershare shall be responsible for retaining documentation that annual training has been completed for each Computershare Personnel engaged in the provision of Services.

(viii)	Data Center Controls.

a.	Base Requirements. Any Computershare data center supporting the Services shall possess the following minimum requirements:

i.	Adequate physical security and access controls;

ii.	Professional HVAC & environmental controls;

iii.	Professional network/cabling environment;

iv.	Professional fire detection/suppression capability; and

v.	A comprehensive business continuity plan.

b.

Enhanced Requirements. Computershare’s data center shall possess all requirements and capabilities of a highly-available, redundant “N+1” data center, where multiple components each have at least one independent backup component to ensure that system functionality continues at acceptable performance levels in the event of a system failure, except as may be otherwise provided in the Agreement.

SCHEDULE 10

DATA PROTECTION: PERSONAL DATA SUPPLEMENT

1.	Definitions.

a.

“Data Protection Legislation” means, to the extent applicable to Computershare in the provision of any Services under the Agreement, the EU Data Protection Directive 95/46/EC (“Directive”), the EU Directive on Privacy and Electronic Communications 2002/58/EC, Commission decisions.

b.	“Personal Data” has the meaning given to that term by the Directive.

c.	“Process(ing)” has the meaning given to that term by the Directive and “Processed” shall have a corresponding meaning.

2.	Other Terms.

a.

Computershare and Customer acknowledge that for the purposes of the Directive, Customer is the Controller and Computershare is the data processor of any Personal Data. Computershare shall, at all times, comply with its obligations and ensure that its personnel (“Computershare Personnel”) comply with their obligations under Data Protection Legislation in relation to all Personal Data that is Processed by it in the course of performing its obligations under the Agreement, including by maintaining any valid and up-to-date registration or notification required under Data Protection Legislation.

b.

Computershare shall process the Personal Data only to the extent, and in such a manner, as is necessary for the purposes specified in the Agreement and shall not process the Personal Data for any purpose other than those expressly authorized by Customer herein. Computershare will keep a record of any processing of personal data it carries out on behalf of Customer.

SCHEDULE 11

LIMITATION OF LIABILITY

In accordance with Section 7.4 of the Agreement, Transfer Agent’s aggregate liability during any annual term of the Agreement with respect to, arising from, or arising in connection with the Agreement, or as a result of any Services provided or omitted to be provided under the Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the following amounts: (a) amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, during the thirty-six (36) calendar months immediately preceding the event for which recovery from the Transfer Agent is being sought which arises out of the Transfer Agent’s negligence, and (b) amounts paid hereunder by the Customer to Transfer Agent as fees and charges, but not including reimbursable expenses, during the sixty (60) calendar months immediately preceding the event for which recovery is being sought which arises out of the Transfer Agent’s gross negligence. For the avoidance of doubt, the Transfer Agent’s aggregate liability during any term of the Agreement with respect to, arising from, or arising in connection with the Agreement, or as a result of any Services provided or omitted to be provided under the Agreement, whether in contract, or in tort, or otherwise, which arises out of the Transfer Agent’s bad faith of willful misconduct shall not be subject to the foregoing limitations.